DENVER INVESTMENT ADVISORS LLC

                                  ETHICS RULES


                                    INCLUDING


                   CODE OF ETHICS, INSIDER TRADING POLICY, AND
                       GIFT AND OUTSIDE EMPLOYMENT POLICY

Amended Effective September 1, 2001

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                                TABLE OF CONTENTS


I.   INTRODUCTION AND STATEMENT OF POLICY..................................... 1

     A.   STATEMENT OF GENERAL PRINCIPLES..................................... 1

     B.   THE ETHICS RULES.................................................... 1

II.  SUMMARY OF  ETHICS RULES................................................. 3

     A.   CODE OF ETHICS...................................................... 3
          1    Securities to Which the Code Applies........................... 3
          2    Persons to Whom the Code Applies and Applicable Rules.......... 3
               2.1  Access Persons............................................ 3
               2.2  General................................................... 3
               2.3  Preclearance and Reporting................................ 4
               2.4  Restrictions.............................................. 4

     B.   INSIDER TRADING POLICY.............................................. 4
          1    General........................................................ 4
          2    What to do if in Possession of Material Nonpublic Information.. 5

     C.   GIFT AND OUTSIDE EMPLOYMENT POLICY.................................. 5

III. GENERAL INFORMATION...................................................... 6

     A.   ENFORCEMENT......................................................... 6

     B.   CAUTION REGARDING PERSONAL TRADING ACTIVITIES....................... 6

     C.   COMMUNICATIONS WITH OUTSIDE DIRECTORS AND TRUSTEES OF INVESTMENT
          COMPANIES ADVISED BY DENVER INVESTMENT ADVISORS..................... 6

     D.   INTERNAL USE........................................................ 6

     E.   FORMS............................................................... 7

IV:  APPENDICES DETAILING THE ETHICS RULES(Index)............................. 8

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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                 SECTION I: INTRODUCTION AND STATEMENT OF POLICY

A.   STATEMENT OF GENERAL PRINCIPLES

Denver Investment Advisors LLC ("Denver Investment Advisors") and its members, officers, and employees (as defined herein, "Access Persons") are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"), including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, Denver Investment Advisors and its Access Persons regularly seek the advice of counsel.

These Ethics Rules are directed to the particular objectives of compliance with the provisions of Rule 17j-1 under the 1940 Act and with various provisions of the Advisers Act, and to the prevention of engagement in any personal securities transactions by Access Persons which might conflict with or adversely affect the interests and welfare of the Clients of Denver Investment Advisors.

The general principles and procedures which guide the activities of all Access Persons are augmented by these Ethics Rules, which are based upon the fundamental recognition that Access Persons have a fiduciary relationship with Denver Investment Advisors' clients, which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

Professional and legal responsibilities to Denver Investment Advisors' Clients dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Although compliance by Access Persons with the provisions of these Ethics Rules is mandatory, codes of ethics cannot define all conflict and potential conflict situations. Therefore, in addition to assuring that one's conduct comports with these Rules, Access Persons must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. Access Persons must adhere not only to the letter but also to the spirit of the Ethics Rules and the principles articulated herein.

B.   THE ETHICS RULES

Denver Investment Advisors operates under this Code of Ethics, Insider Trading Policy, and Gift and Outside Employment Policy (collectively the "Ethics Rules") which apply to all members, officers and employees of Denver Investment Advisors and, in certain instances, to their family members. PERSONS SUBJECT TO THE ETHICS RULES ARE ENCOURAGED TO INVEST IN INVESTMENT COMPANIES ADVISED BY DENVER INVESTMENT ADVISORS. These persons are also permitted to personally invest in individual securities in accordance with the Ethics Rules. Outside Directors of Denver Investment Advisors advised investment companies who are not members, officers or employees of Denver Investment Advisors are not subject to the Ethics Rules.

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The Ethics  Rules are  intended  to ensure  that these  persons (i) at all times place first the interests of Denver Investment Advisors' clients (collectively and as applicable "Clients"), (ii) recognize, respect, and act in the best interests of the Clients, (iii) conduct all personal trading consistently with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the person's position of trust and responsibility, (iv) not take inappropriate advantage of their positions with Denver Investment Advisors, (v) not use any material nonpublic information in securities trading, and (vi) avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of Clients. In May 1994 the Investment Company Institute issued the REPORT OF THE ADVISORY GROUP ON PERSONAL INVESTING. The Denver Investment Advisors' code incorporates the general principles and virtually all of the suggestions of the ICI report. The Ethics Rules also establish policies regarding other matters, such as outside employment and the disbursement or receipt of gifts.

Each member, officer and employee will be provided a copy of the Ethics Rules, as well as a copy of the Code of Ethics for any registered investment company for which Denver Investment Advisors serves as investment Adviser or Sub-Adviser. Each member, officer and employee of Denver Investment Advisors is required to read and retain the Ethics Rules, as well as the Codes of Ethics for various investment companies for which Denver Investment Advisors serves as Adviser or Sub-Adviser, and to sign and return the attached Acknowledgment Form to Designated Investment Representatives upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment (i) confirms that the person signing it has received, read and asked any questions necessary to understand the Ethics Rules, (ii) evidences the person's agreement to conduct himself in accordance therewith, and (iii) confirms that the person has complied with the Ethics Rules during such time as the person has been with Denver Investment Advisors. Various persons will be required to submit reports or obtain clearances as discussed more fully below and in the applicable Appendices.

The Ethics Rules are administered by the Compliance Officer and the Management Committee, and certain matters relating to the Ethics Rules are referred specifically to a Designated Investment Representative, the Compliance Officer, and other individuals with compliance responsibility. Such compliance personnel and committee members are identified in Appendix 1 Part A. The supervisory procedures relating to the Ethics Rules and the duties and operations of the Management Committee are discussed in Appendix 5 Parts A and B, respectively.

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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                       SECTION II: SUMMARY OF ETHICS RULES

The Ethics Rules, including especially the Code of Ethics and the Insider Trading Policy discussed below, apply to transactions in Covered Securities for your personal accounts and any other accounts in which you have any beneficial ownership. Generally speaking, you may be deemed the BENEFICIAL OWNER of any account in which you have a direct or indirect financial interest. Such accounts include, without limitation, accounts held in the name of your spouse, your minor children, a relative sharing your home, or a trust under which you or such persons are a beneficiary. See Appendix 1 Part B for a more complete discussion of beneficial ownership.

A.   CODE OF ETHICS

The Code of Ethics (the "Code") imposes certain investment restrictions and prohibitions, and requires certain reports as set forth below:

1    SECURITIES TO WHICH THE CODE APPLIES
     ------------------------------------

     The Code applies to Covered Securities, which are subject to various trading prohibitions and reporting obligations. "Covered Securities" generally include all securities and their derivatives, whether publicly or privately traded. However, Covered Securities do not include

     o    shares of registered open-end investment companies,
     o    direct obligations of the U.S. government,
     o high quality short-term debt instruments, including but not limited to bankers acceptances, bank certificates of deposit, commercial paper, and repurchase agreements, and
     o    exempt investments.

     Some Covered Securities, such as direct obligations of foreign governments, derivatives on indices, and various securities acquired through dividends, pro rata rights, or other corporate actions, must be reported but are exempt from the trading prohibitions. See Appendix 2 Part A for additional information.

2    PERSONS TO WHOM THE CODE APPLIES AND APPLICABLE RULES
     -----------------------------------------------------

     2.1 ACCESS PERSONS. For purposes of these Ethics Rules, "Access Persons" include all members, officers and employees of Denver Investment Advisors. The Code applies to all Access Persons.

     2.2  GENERAL. Any person subject to the Code is prohibited from:

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          2.2.1  Engaging in short  sales of  Covered  Securities  known by such person to be owned by Clients;
          2.2.2  Purchasing initial public offerings and hot issues;
          2.2.3  Short-term trading;
          2.2.4  Benefitting personally from actions taken for Clients;
          2.2.5  Profiting from the market effect of Client transactions;
          2.2.6  Disclosing   Client   portfolio   transactions   without  prior
                 approval;
          2.2.7  Engaging in fraudulent conduct; or
          2.2.8  Investing in derivatives to evade application of the Code.

     2.3 PRECLEARANCE AND REPORTING. Access Persons must preclear all transactions in Covered Securities, must provide periodic reports regarding their holdings and personal transactions in Covered Securities, and are subject to various additional investment restrictions.

     2.4 RESTRICTIONS. The following is a list of some restrictions applicable to Access Persons:

          2.4.1  Blackout Period
          2.4.2  Restrictions on Service as a Director
          2.4.3  Disclosure of Interests
          2.4.4  Broker-Dealer Investments
          2.4.5  Hedge Funds, Investment Clubs, and Other Groups
          2.4.6  Investments   in   Investment   Companies   advised  by  Denver
                 Investment Advisors

          See Appendix 2 Part C for additional information.

B.   INSIDER TRADING POLICY

The Insider Trading Policy prohibits persons from communicating or acting on material nonpublic information and requires persons to report such information to a Designated Investment Representative or the Management Committee.

1    GENERAL
     -------

     The Insider Trading Policy (the "Policy") applies to every member, officer and employee of Denver Investment Advisors and prohibits such persons, as well as their spouses and others, from trading on material nonpublic information, either personally or on behalf of others (including Clients), and from communicating material nonpublic information to others in violation of the law. Material nonpublic information is commonly known as "Inside Information," and trading on such information is commonly referred to as "Insider Trading." The Policy is drafted broadly, and will be applied and interpreted in a similar manner. See Appendix 3 Part B for additional information on Insider Trading and the proper treatment of Inside Information.

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2    WHAT TO DO IF IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION
     -------------------------------------------------------------

     If you think you may have Inside Information, you should immediately report such information to one of the Designated Investment Representatives and refrain from discussing it with any other person. See Appendix 3 Part B for additional information on these and related procedures.

C.   GIFT AND OUTSIDE EMPLOYMENT POLICY

The Ethics Rules prohibit persons from giving or receiving certain business-related gifts. The Ethics Rules also prohibit any member, officer or employee from engaging in outside employment unless he or she has given written notice to a Designated Investment Representative and, in the case of securities-related employment, has received the prior written approval of a Designated Investment Representative. See Appendix 4 for additional information.

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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                        SECTION III: GENERAL INFORMATION

A.   ENFORCEMENT

Upon discovering a violation of the Ethics Rules, Denver Investment Advisors may impose such sanctions as it deems appropriate, including termination of employment. For more information about sanctions which may be imposed, see Appendix 5 Part C.

B.   CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading activities may be risky not only because of the nature of the transactions, but also because the potential action necessary to close out a position may, for some personnel, become prohibited while the position remains open. For example, the fulfillment of the obligations owed by Access Persons to Denver Investment Advisors may heighten the risks associated with various investments, such as short sales and transactions in derivatives. Furthermore, if Denver Investment Advisors becomes aware of material nonpublic information, or if a Client is active in a given security, some personnel may find themselves "frozen" in a position. Denver Investment Advisors will not bear any losses in personal accounts resulting from the implementation of these Ethics Rules.

C. COMMUNICATIONS WITH OUTSIDE DIRECTORS AND TRUSTEES OF INVESTMENT COMPANIES ADVISED BY DENVER INVESTMENT ADVISORS

As a regular business practice, Denver Investment Advisors attempts to keep the Trustees and Directors of its investment company clients informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, personnel are encouraged to respond to inquiries from Trustees and Directors, particularly as they relate to general strategy considerations or economic or market conditions affecting the funds. However, it is Denver Investment Advisors' policy not to communicate specific trading information and advice on specific securities to the Trustees and Directors; i.e., no information should be given on securities for which current activity is being considered for Clients. Any pattern of repeated requests by a Trustee or Director should be reported to the Compliance Officer.

D.   INTERNAL USE

The Ethics Rules are intended solely for internal use. For more information regarding limitations on disclosing to others the Ethics Rules and actions taken pursuant to the Rules, see Appendix 5 Part C.

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E.   FORMS

Blank forms for use in complying with the Ethics Rules are contained in Appendix
6. Such forms may be revised from time to time, as the Management Committee shall determine. Please contact the Compliance Officer if you need additional forms or if you have any questions.

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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                SECTION IV: APPENDICES DETAILING THE ETHICS RULES
                                     (INDEX)

The following appendices set forth in detail the Ethics Rules summarized above. Such appendices are incorporated herein by reference.

APPENDICES

1    DEFINITIONS
     A.   Personnel..........................................................1-1
     B.   Beneficial Ownership...............................................1-1

2    CODE OF ETHICS
     A.   Overview and Covered Securities (including exemptions).............2-1
     B.   Periodic Acknowledgments and General Prohibitions..................2-2
     C.   Investment and Trade Limitations ..................................2-4

3    INSIDER TRADING POLICY
     A.   Background Information.............................................3-1
     B.   Procedures to Implement Policy.....................................3-3

4    GIFT AND OUTSIDE EMPLOYMENT POLICY
     A.   Gifts..............................................................4-1
     B.   Outside Employment.................................................4-1

5    OTHER
     A.   Supervisory and Compliance Review Procedures.......................5-1
     B.   Role of the Management Committee in Compliance.....................5-4
     C.   General Information About the Ethics Rule..........................5-5

6    FORMS
     A.   Forms..............................................................6-1
          - Request for Preclearance
          - Request for Special Preclearance
          - Acknowledgment
          - Securities Ownership and Business Positions
          - Account Information
          - Certification of Non-influence and Non-control over Beneficially Owned Accounts
          - Quarterly Verification

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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                             APPENDIX 1 DEFINITIONS

A.   PERSONNEL

References in the Ethics Rules to the following persons shall mean:

     Designated Investment Representatives - Todger Anderson and Jeff Adams Designated Trading Representatives - Corporate Bonds - Bill Stafford and
        Jerry Powers
     Designated Trading Representatives - Municipal Bonds - Tom Stevens Compliance Manager - Pam Weber
     Compliance Officer - Lou Kahanek

The above information shall be updated from time to time to reflect any changes in personnel that may occur.

B.   BENEFICIAL OWNERSHIP

The provisions of the Ethics Rules apply to transactions in securities for any account "beneficially owned" by a person subject to the Rules. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Thus, for example, you should be aware that the term "beneficial ownership" encompasses securities held in the name of your spouse, your minor children, or a relative sharing your home (collectively "Related Parties"), or held in the name of a trust under which you or a Related Party are a beneficiary, or held under any other arrangement in which you share a pecuniary interest (that is, the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in a Covered Security). The Management Committee may, on a case-by-case basis, exempt certain accounts and transactions from any provision of the Ethics Rules, if, in its view, application of the Ethics Rules is not necessary or appropriate.

The provisions of these Ethics Rules shall not apply to purchases or sales effected in any account over which there is no direct or indirect influence or control. Access Persons relying upon this provision will be required to file a certification form with the Compliance Officer regarding any such accounts (see form entitled "Certification of Non-influence and Non-control Over Beneficially Owned Accounts" in Appendix 6).

"Managed Accounts," defined as accounts for members, officers or employees, or their family members, that are managed by Denver Investment Advisors or other investment advisers in a discretionary capacity, except for reporting requirements, are not covered by these Ethics Rules so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account holder influence or control over the account.

                                Appendix 1 page 1
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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                            APPENDIX 2 CODE OF ETHICS

A.   OVERVIEW AND COVERED SECURITIES (INCLUDING EXEMPTIONS)

Following is an overview of the Code and a discussion of securities covered by, and exempted from the Code.

1    OVERVIEW
     --------

     In general, it is unlawful for persons affiliated with investment advisers and investment companies to engage in personal transactions in securities which are held or are to be acquired by the investment adviser or the registered investment company, if such personal transactions are made in contravention of rules which the Securities and Exchange Commission (the "SEC") has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company and each investment adviser for such investment company to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code and information reported hereunder will enable Denver Investment Advisors to fulfill its obligations under such rules.

2    COVERED SECURITIES (INCLUDING EXEMPTIONS)
     -----------------------------------------

     2.1 CODE APPLICABILITY AND DEFINITION OF COVERED SECURITIES. The trading prohibitions and reporting obligations of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, gift, inheritance, or otherwise, including Covered Securities acquired in any Denver Investment Advisors compensation benefit or retirement plan. Employees do not need to separately report on Denver Investment Advisors benefit and retirement plan. Compliance staff will review files maintained by the personnel department to ensure compliance. "Covered Securities" generally include all securities, whether publicly or privately traded, and any option, or forward contract, or other obligation, including a security whose value is derived or based on any of the above (a "derivative").

          However, the following shall not be deemed to be Covered Securities and shall be exempt from the trading prohibitions, preclearance requirements, and reporting obligations of this Code:

          2.1.1 Shares of registered open-end investment companies;

                               Appendix 2 page 1

               2.1.1.1 See Appendix 2,  Section C. 11 for specific  restrictions on investments in open-end investment companies advised by Denver Investment Advisors.

          2.1.2 Direct obligations of the U.S. government;

          2.1.3 High quality short-term debt instruments, including, but not limited to, bank certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper; and

          2.1.4 "Exempt Investments" include all obligations that are not securities as defined in the Investment Company Act of 1940, as amended, including, but not limited to; commodities, derivatives not traded on a national securities exchange on commodities or currencies, and life insurance or annuity contracts.

     2.2 COVERED SECURITIES AND TRANSACTIONS EXEMPT FROM TRADING PROHIBITIONS (BUT REPORTABLE)

          The following Covered  Securities and transactions are exempt from the
          trading   prohibitions   and   preclearance   requirements,   but  are
          nevertheless subject to the reporting obligations, of this Code:

          2.2.1 the purchase or receipt of direct obligations of a foreign government for which a liquid market exists;

          2.2.2 the purchase or receipt of any derivative on any index of securities (not otherwise exempted as an Exempt Investment above);

          2.2.3 the acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities; and

          2.2.4 the acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue.

B.   PERIODIC ACKNOWLEDGMENTS AND GENERAL PROHIBITIONS

All Access Persons must provide Acknowledgment Forms and comply with the General Prohibitions as discussed below and must also comply with the applicable provisions of Part C below.

                               Appendix 2 page 2

1    ACKNOWLEDGMENT FORMS
     --------------------

     Each ACCESS PERSON must, within 10 calendar days of commencement of services and annually thereafter, complete an Acknowledgment Form stating that he or she has reviewed and complied with the Ethics Rules including the Code of Ethics, Insider Trading Policy, and Gift and Outside Employment Policy and has disclosed or reported all applicable securities transactions. Each Access Person must also complete the "Securities Owned and Business Position form" and attach it to the Acknowledgment form. Unless otherwise directed, such forms should be given to the Compliance Manager.

2    GENERAL PROHIBITIONS
     --------------------

     Any Access Person subject to this Code is prohibited from:

     2.1 Engaging in short sales of Covered Securities that such person knows are held by or being considered for sale by, any Client.

     2.2 Purchasing, in an initial public offering, Covered Securities for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in the rules of the NASD. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer and the Access Person has obtained preclearance for the transaction in accordance with section C.1 of this code. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.

     2.3 Inducing or causing a Client to take action, or to fail to take action, to benefit an account in which the person has a beneficial interest, rather than to benefit such Client. For example, an employee would violate this Code by causing a Client to purchase a security owned by the employee for the purpose of supporting or increasing the price of that security or causing a Client to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

     2.4 Using knowledge of portfolio transactions made or contemplated for Clients to profit by the market effect of such transactions.

     2.5 Disclosing current portfolio transactions made or contemplated for Clients as well as any other nonpublic information to anyone outside of Denver Investment Advisors without the prior written approval of a Designated Investment Representative. "Current" transactions shall include transactions for which information is not provided to investment company customers as a matter of policy. Such policy is separately set by the Management Committee and may be amended from time to time.

                                Appendix 2 page 3

     2.6 Engaging in fraudulent conduct in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client, including without limitation:

          o    Employing any device, scheme or artifice to defraud any Client;

          o Making to any Client any untrue statement of material fact or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          o Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client; or

          o    Engaging in any manipulative practice with respect to any Client.

          For purposes of this Section 2.6, a security held or to be acquired by a Client means any Covered Security as defined herein which, within the most recent 15-day period, is or has been held by a Client or is being or has been considered by Denver Investment Advisors for purchase by a Client.

          The provisions of these Ethics Rules have been instituted, in part, in an effort to ensure that Access Persons do not, inadvertently or otherwise, violate these proscriptions.

     2.7 Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

Persons who violate any prohibition in this Section 2 shall disgorge any profits realized on such trades to the appropriate Client(s), or alternatively, to a charitable organization, as the Management Committee, in its sole discretion, shall determine.

C.   INVESTMENT AND TRADE LIMITATIONS

The following sets forth various investment and trade limitations. If reimbursement is required under more than one of the following, the Management Committee shall, in its sole discretion, determine under which provision reimbursement shall be required.

                                Appendix 2 page 4

1    PROCEDURES AND LIMITATIONS REGARDING TRADE EXECUTION
     ----------------------------------------------------

     ACCESS PERSONS must preclear and execute trades as noted below. Access persons who fail to preclear a trade or who execute a trade by means of a prohibited brokerage arrangement must disgorge any profits realized on such trades to the appropriate Client(s), or alternatively, to a charitable organization, as the Management Committee, in its sole discretion, shall determine.1

     1.1 PRECLEARANCE OF TRANSACTIONS. ACCESS PERSONS must obtain preclearance prior to engaging in any personal transaction in Covered Securities. The procedures for preclearing transactions are set forth below.

          Clearances to trade will be in effect only for the day of their authorization by a Designated Trading Representative, a Designated Investment Representative or Compliance personnel. Open orders, including stop loss orders, will not be allowed. Precleared transactions not executed on the day of their authorization must be precleared again before execution. The preclearance requirement applies to transactions in which the Access Person has a beneficial interest as defined in Appendix 1 Part B. An Access Person must complete the Preclearance, a copy of which is attached, in order to obtain preclearance. Copies of completed requests for

-------------------------

     1 Restrictions on personal transactions apply to transactions involving Covered Securities as well as any derivatives thereof. When determining the amount of disgorgement required with respect to derivatives, consideration will be given to price differences in both the derivative and the underlying securities, with the smaller difference being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

                               Appendix 2 page 5

          Preclearance must be promptly forwarded to, and maintained by the Compliance Manager.

          Any Access Person who has obtained written approval to purchase a restricted security and who has purchased and continues to maintain the security in reliance upon such approval must disclose the investment to appropriate personnel in any instance in which the Access Person is involved in consideration by a client of an investment in the issuer of the restricted security. In any such instance, the decision of a Client to purchase an investment in the issuer of the restricted security must be reviewed independently by one or more investment personnel of Denver Investment Advisors, selected by a Designated Investment Representative, who has no personal interest in the issuer, who must execute written approval of the investment in the issuer prior to the investment's being made.

          For purposes of the above paragraph, a restricted security is defined as a security which is not readily marketable and a security which cannot be resold or distributed to the public or to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as Amended (the "1933 Act"), without an effective registration statement under the 1933 Act. A security which is not readily marketable is one which, for whatever reason, cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the security is reasonably valued.

     1.2 PRECLEARANCE. General preclearance may be obtained from a Designated Trading Representative or Compliance personnel using a Request for Preclearance.

          o A Designated Trading Representative or Compliance personnel may provide clearance if the security is not being purchased or sold for a Client. A security is being purchased or sold when, within the most recent -- seven calendar day period, a transaction in such security has been effected for a Client, or when a transaction in such security is pending or in progress for a Client. Any profits realized on transactions which occur during the proscribed period shall be disgorged, with the profit to be allocated in whole or in part to the appropriate Client(s), if any, or alternatively to a charitable organization, as the Management Committee in its sole discretion shall determine; provided, however, that such disgorgement of short-term trading profits shall not apply to securities transactions of Access Persons under circumstances, determined in the sole discretion of the Management Committee, in which disgorgement of profits would be inequitable.

          o For preclearance purposes, Client transactions of 500 shares or less in securities of an issuer having a market capitalization of $10 billion or greater will be excluded from the definition of a security being purchased or sold.

                                Appendix 2 page 6

     1.3 SPECIAL PRECLEARANCE. Special Preclearance may be obtained from a Designated Investment Representative for an investment by an Access Person that would otherwise be prohibited by the Code. To obtain special preclearance, an Access Person must submit both a Request for Preclearance and a Request for Special Preclearance to a Designated Investment Representative. The Designated Investment Representative may provide specific preclearance if the Designated Investment Representative determines that the particular circumstances of the person's proposed trade make it unlikely that the trade would disadvantage any Client.

     1.4 EVALUATION OF CLIENT INTERESTS. The Ethics Rules require Access Persons to at all times place the interests of Clients first and to conduct all personal trading consistently with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest. Accordingly, any Access Person contemplating a personal investment that has not been made or considered for Client accounts for which the Access Person has investment responsibility is reminded to evaluate the appropriateness or inappropriateness of the investment for those accounts.

2    SEVEN DAY AFTER RULE
     --------------------

     If a transaction in a security has been effected for a Client or when a transaction in the security is pending or in progress, preclearance may be given on the eighth calendar day after the transaction is executed or withdrawn. The existence of pending transactions will be checked as a part of the preclearance process discussed above.

3    SHORT-TERM TRADING RULE
     -----------------------

     Every Access Person who obtains a profit from a purchase and sale, or a sale and purchase, of the same or equivalent securities within sixty (60) calendar days shall disgorge such profit, with the profit to be allocated in whole or in part to the appropriate Client(s), if any, or alternatively to a charitable organization, as the Management Committee in its sole discretion shall determine; provided, however, that such disgorgement of short-term trading profits shall not apply to securities transactions of Access Persons under circumstances, determined in the sole discretion of the Management Committee, in which disgorgement of profits would be inequitable.

     The Compliance Officer may provide for preclearance of a short-term trading transaction in instances in which no abuse would be involved and the equities of the situation support an exemption from the prohibition.

4    DE MINIMUS RULE
     ---------------

     Employees will be allowed to make de minimus trades which would otherwise be subject to the preclearance requirements if the following guidelines are adhered to:

     o    Employees are allowed two de minimus trades in any calendar month.

                                Appendix 2 page 7

     o A de minimus trade may be made for any security in which the issuer has a market capitalization of equal to or greater than $10 billion.
     o    The total dollar amount of a de minimus trade may not exceed $15,000.

     De minimus trades will not be subject to either the seven day preclearance or the seven day post-trade blackout period provisions of the Code of Ethics. Employees must fill out a de minimus preclearance form and this form must be approved by compliance personnel. Compliance personnel must also be notified if a de minimus approval goes unexecuted.

     De minimus trades will still be subject to the sixty day short-term trading rule. Furthermore, employees should also note that the de minimus rule does not exempt employees from violations of the insider trading rules. Employee trades will be monitored to ensure that a pattern of trading with client accounts is not present.

5    SERVICE AS A DIRECTOR
     ---------------------

     No ACCESS PERSON may serve on the board of directors of a publicly traded company without prior authorization of the Management Committee. No such service shall be approved without a finding by the Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized, the Access Person serving as a director normally should be isolated through "Chinese Walls" or other procedures from persons making investment decisions with respect to the company involved.

6    DISCLOSURE OF INTERESTS
     -----------------------

     No ACCESS PERSON shall, for or on behalf of a Client, recommend or invest in entities with which the Access Person or a Related Party (as defined in Appendix 1 Part B) has a material business interest, without first disclosing such interest to the Designated Investment Representatives or subjecting the recommendation or investment to an independent review and approval by the Management Committee with no such interest. A material business interest may be direct or indirect and may include, without limitation, beneficial ownership of publicly or privately traded securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or similar interests or relationships held by such person or a Related Party, which might affect such person's judgment.

7    INVESTMENTS IN BROKER-DEALERS
     -----------------------------

     No ACCESS PERSON may purchase Covered Securities issued by broker-dealers unless brokerage commissions or implied commissions on principal transactions directed by Denver Investment Advisors on behalf of Clients constitute less than 2% of such broker-dealer's gross revenues for the prior calendar year. Information regarding the amount of gross revenues may be relied upon if obtained from the issuer's most recent (i) annual report to shareholders, or (ii) periodic reports or registration statements filed with

                               Appendix 2 page 8
     the SEC, or from other sources if there is reason to believe any of the information contained in (i) or (ii), above, is inaccurate.

8    HEDGE FUNDS AND OTHER GROUPS
     ----------------------------

     No ACCESS PERSON may participate in hedge funds or similar investment groups except as a passive investor.

9    INVESTMENT CLUBS
     ----------------

     ACCESS PERSONS may participate in investment clubs provided the club's transactions are reported as if they were made directly on behalf of the Access Person, and all trades by the investment club are effected in conformance with the prohibitions, restrictions and procedures in this Code of Ethics.

10   PROHIBITED BROKERAGE ARRANGEMENTS
     ---------------------------------

     No ACCESS PERSON may place his or her personal securities transactions through a Denver Investment Advisors trading desk employee or a brokerage firm that such Access Person deals with in his or her professional capacity unless such brokerage firm (i) is a discount broker that does not underwrite or make markets in securities; (ii) is a local branch of a brokerage firm, if the local branch is not used to effect transactions for Clients and the Access Person's transactions do not involve an underwriting, private placement or security in which such brokerage firm is making a market; or (iii) is a local branch or local brokerage firm used by the Access Person to effect precleared transactions in Colorado tax exempt securities, precleared pursuant to this Code of Ethics. The Designated Investment Representatives may, from time to time, grant exceptions from this prohibition when particular circumstances make it unlikely that such trading activity would disadvantage Clients, such as, for example, when different types of securities are involved in the Client and personal trading or when foreign securities are involved which are not handled by brokerage firms referenced in (i) or (ii) above. The Designated Investment Representative's approval can be noted on the Preclearance Form.

11   INVESTMENTS IN INVESTMENT COMPANIES ADVISED BY DENVER INVESTMENT ADVISORS
     -------------------------------------------------------------------------

     11.1 Investment Companies ("equity funds") with assets under management of less than $100 million have greater volatility, therefore, investments in such funds must adhere to the following:

          o Denver Investment Advisors' employees' new investments greater than $10,000 in equity funds with less than $100 million in assets may only be made on a payroll date.

          o Denver Investment Advisors' money purchase plan and employee retirement savings plan are not currently subject to these restrictions.

                                Appendix 2 page 9

          Employees that do not follow this procedure may have their trades cancelled and monies returned to them.

     11.2 A portfolio manager who wishes to make redemptions from a fund that he/she manages which are greater than $250,000 or 1% of the fund's net asset value, whichever is less, in any 90 day period must seek and receive the written approval of a Designated Investment Representative prior to making such redemptions.

12   REQUIRED REPORTS
     ----------------

     12.1 DUPLICATE ACCOUNT INFORMATION AND NOTIFICATION. ACCESS PERSONS must arrange for their brokers, investment advisers, trustees or custodians to provide, on a timely basis, to the Designated Investment Representative, duplicate account statements and confirmation of all transactions in Covered Securities for all accounts in which they have a beneficial interest (see Appendix 1 Part B regarding beneficial ownership). Access Persons must also notify the Designated Investment Representative of each such account, indicating the name of the brokerage firm, the name under which the account is carried and the date the account was established. An Account Information Form should be completed for this purpose. Duplicate account information will be organized and filed by the Compliance Manager and exceptions will be reviewed by the Designated Investment Representative to determine that no trades violate the Code of Ethics and that there is no pattern of trading that suggests a potential violation.

     12.2 QUARTERLY VERIFICATION. Access persons must, no later than 10 days after the end of a calendar quarter, verify that their trading activity as shown on a report provided to them by the Compliance Manager is complete and accurate or make appropriate corrections.

     12.3 MONTHLY REPORTS. Access Persons must provide monthly reports within 10 days after month end with respect to all transactions for which confirmations are not timely provided, including without limitation, brokered and nonbrokered private placements, gifts, inheritances, and other transactions in Covered Securities otherwise not reported. Such monthly reports must provide the following information:

          o    The date of the transaction;
          o    The name of the security;
          o    The interest rate and maturity date if applicable;
          o The number of shares and principal amount of each security involved;
          o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
          o    The price at which the transaction was effected;
          o The name of the broker, dealer, bank, or other entity with or through whom the transaction was effected and;
          o    The date that the report was submitted.

                               Appendix 2 page 10

          The Designated Investment Representative may request Access Persons to provide monthly reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations where a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis. Such reports will be requested if the confirmations do not provide the foregoing information.

     12.4 ANNUAL ACKNOWLEDGMENTS AND REPORTS. Access Persons must also submit an Acknowledgment Form as discussed under Part B, 1 above annually. Access Persons must attach to each such Acknowledgment the following information:

          o The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
          o The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
          o    The date that the report is submitted by the Access Person.

          The Securities Ownership and Business Positions Form is designed for this reporting. Furthermore, Access Persons are required to briefly describe any positions held (e.g., director, officer, other) with entities other than Denver Investment Advisors on this form.

     12.5 REVIEW OF REPORTS. The Compliance Officer shall, on a timely basis, review all reports submitted pursuant to this Section 10 to determine whether trading patterns and other activities of Access Persons may suggest either violations of the Ethics Rules or a failure to comply not only with the letter, but also with the spirit, of the Ethics Rules and their general principles.

                               Appendix 2 page 11

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                        APPENDIX 3 INSIDER TRADING POLICY

A.   BACKGROUND INFORMATION

The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not settled, it is appropriate to assume that the law prohibits:

o    trading  by  an  insider,   while  in  possession  of  material   nonpublic
     information, or

o trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider's duty to keep it confidential or was misappropriated or otherwise improperly obtained by the non-insider, or

o communicating material nonpublic information to others in breach of a duty not to disclose such information.

Trading based on material nonpublic information about an issuer does not violate this policy unless the trader (i) is an "insider" with respect to an issuer;
(ii) receives the information from someone that the trader knows received the information from an insider, either directly or indirectly, or (iii) misappropriates the nonpublic information or obtains or misuses it in breach of a duty of trust and confidence. Accordingly, trading based on material nonpublic information about an issuer can be, but is not necessarily, a violation of this Policy.

Application of the law of insider trading to particular transactions can be difficult, particularly if it involves a determination about trading based on material nonpublic information. An individual legitimately may be uncertain about the application of this Policy in particular circumstances. If you have any questions regarding the application of the Policy, you should contact a Designated Investment Representative. You should also notify a Designated Investment Representative immediately if you have any reason to believe that a violation of the Policy has occurred or is about to occur.

The following discussion is intended to help you understand the principal concepts involved in insider trading.

                                Appendix 3 page 1

1    WHO IS AN INSIDER?
     ------------------

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Denver Investment Advisors may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

2    WHEN IS INFORMATION NONPUBLIC?
     ------------------------------

     Information remains nonpublic until it has been made public. Information becomes public when it has been effectively communicated to the market place, such as by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape" or publication in the Wall Street Journal or another publication of general circulation. Moreover, sufficient time must have passed so that the information has been disseminated widely.

3    WHAT IS MATERIAL INFORMATION?
     -----------------------------

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

4    PENALTIES FOR INSIDER TRADING
     -----------------------------

     Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

                                Appendix 3 page 2

     o    civil injunctions
     o    treble damages
     o    disgorgement of profits
     o    jail sentences for up to 10 years
     o fines up to $1,000,000 (or $2,500,000 for corporations and other entities)
     o civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and
     o civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation can be expected to result in serious sanctions by Denver Investment Advisors, including termination of employment.

5    WHO IS A CONTROLLING PERSON?
     ----------------------------

     Included as controlling persons are Denver Investment Advisors and its members and officers. If you are a member or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described in Part A, 4, above.

B.   PROCEDURES TO IMPLEMENT POLICY

The following procedures have been established to aid the members, officers and employees of Denver Investment Advisors in avoiding insider trading, and to aid Denver Investment Advisors in preventing, detecting and imposing sanctions against insider trading.

1    IDENTIFYING INSIDE INFORMATION
     ------------------------------

     Before trading for yourself or others, including Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     1.1 To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     1.2 Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

2    REPORTING INSIDE INFORMATION
     ----------------------------

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

                                Appendix 3 page 3

     2.1 Do not purchase or sell the securities on behalf of yourself or others, including Clients.

     2.2 Do not communicate the information inside or outside of Denver Investment Advisors, other than to the Compliance Officer.

     2.3 Immediately advise a Designated Investment Representative of the nature and source of such information, and he will determine if the information needs to be reviewed by the Management Committee.

     2.4 Depending upon the determination made by the Management Committee, or by a Designated Investment Representative until the Committee can be convened, you, or you and others may be instructed to continue the prohibition against trading and communication. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

3    PROTECTING INFORMATION
     ----------------------

     Members, officers and employees of Denver Investment Advisors shall not disclose any nonpublic information (whether or not it is material) relating to Denver Investment Advisors or its securities transactions to any person outside Denver Investment Advisors (unless such disclosure has been authorized by the Compliance Officer). Material nonpublic information may not be communicated to anyone, including any member, officer or employee of Denver Investment Advisors, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations pertaining to such information, if appropriate at all, should be conducted in private.

     To avoid unintended disclosures, it is important that all employees take the following steps to safeguard the confidentiality of material and nonmaterial nonpublic information:

     o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

     o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard by employees with a business need for being in the area;

     o Avoid use of speaker phones in areas where unauthorized persons may overhear conversations;

     o Avoid use of wireless and cellular phones, or other means of communication which may be intercepted;

     o Where appropriate, maintain the confidentiality of Client identities by using code names or numbers for confidential projects;

                                Appendix 3 page 4

     o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use; and

     o    Destroy  copies  of  confidential  documents  no longer  needed  for a
          project   unless   required  to  be  saved   pursuant  to   applicable
          recordkeeping policies or requirements.

4    RESPONSIBILITY TO MONITOR TRANSACTIONS
     --------------------------------------

     The Compliance Manager will monitor Client and employee transactions for which reports are received to detect the existence of any unusual trading activities. The Compliance Manager will immediately report any unusual trading activity directly to a Designated Investment Representative, who will be responsible for determining what, if any, action should be taken.

5    PRECLEARANCE AND OTHER REQUIREMENTS
     -----------------------------------

     No person to whom this Policy applies may trade, either personally or on behalf of others (including Clients), while in possession of material nonpublic information, nor may such Denver Investment Advisors personnel communicate material nonpublic information to others in violation of the law. Even if information is not deemed to be material nonpublic information, Denver Investment Advisors personnel must nevertheless comply with the other provisions of the Ethics Rules. For example, please refer to Appendix 2 Part C, 1.1 of the Ethics Rules, regarding the preclearance requirement applicable to Access Persons.

6    TENDER OFFERS
     -------------

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Denver Investment Advisors employees and others subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                                Appendix 3 page 5

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                  APPENDIX 4 GIFT AND OUTSIDE EMPLOYMENT POLICY

A.   GIFTS

The following outlines the policy on giving and receiving gifts.

1    GIVEN
     -----

     No MEMBER, OFFICER OR EMPLOYEE shall, directly or indirectly, give or permit to be given anything of value, including gratuities, in excess of $100 per year, to any principal, proprietor, employee, agent, or representative of a broker-dealer if such payment is in relation to the business of the employer of the recipient.

2    RECEIVED
     --------

     No MEMBER, OFFICER OR EMPLOYEE may receive any gift or other thing of value in excess of $100 per year from any person or entity that does business with or on behalf of Denver Investment Advisors or any Client, provided however, receipt of the following shall not be prohibited:

          o an occasional dinner, ticket to a sporting event or the theater, or comparable entertainment, which is neither so frequent nor so costly as to raise any question of impropriety; or

          o a breakfast, luncheon, dinner, reception, or cocktail party given in conjunction with a bona fide business meeting.

B.   OUTSIDE EMPLOYMENT

No MEMBER, OFFICER OR EMPLOYEE of Denver Investment Advisors shall be employed by, or accept compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of his relationship with Denver Investment Advisors unless such person has provided prompt written notice of such employment to the Compliance Officer, and, in the case of securities-related employment or compensation, has received the prior written approval of the Compliance Officer.

                                Appendix 4 page 1

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                                APPENDIX 5 OTHER

A.   SUPERVISORY AND COMPLIANCE REVIEW PROCEDURES

Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

1    PREVENTION OF VIOLATIONS
     ------------------------

          In an effort to prevent violations of the Ethics Rules, the Designated Investment Representative should, in addition to the procedures previously outlined in the Ethics Rules:

               1.1 Review and update the Ethics Rules as necessary, at least once annually, including but not limited to a review of the Code by the Compliance Officer, the Management Committee and/or counsel;

               1.2 Answer questions regarding the Ethics Rules;

               1.3 With such assistance from the Designated Investment Representatives, outside counsel, or Human Resources Manager as may be appropriate, maintain a continuing education program consisting of the following:

                    1.3.1 orienting members, officers, and employees who are new to Denver Investment Advisors. The orientation shall include without limitation a discussion of the Ethics Rules,

                    1.3.2 further educating members,  officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Ethics Rules;

               1.4 Request from all persons upon commencement of services and annually thereafter, any applicable forms and reports as required by the Ethics Rules;

               1.5 Write letters to securities firms requesting duplicate confirmations and account statements where necessary; and

     1.6 Resolve with the Management Committee issues of whether information received by a member, officer or employee of Denver Investment Advisors is material and nonpublic and determine what action, if any, should be taken.

                                Appendix 5 page 1

2    DETECTION OF VIOLATIONS
     -----------------------

     In an effort to detect violations of these Ethics Rules, the Compliance Officer and Designated Investment Representative should, in addition to the procedures previously outlined in the Ethics Rules:

     2.1 Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

     2.2 Spot checks of certain information are permitted as noted under the Code.

3    REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS
     ---------------------------------------------

     Upon learning of a potential deviation or violation of the Ethics Rules, a Designated Investment Representative should promptly report to the Management Committee providing full details and recommendations for further action. The Management Committee shall thereafter take such action as deemed appropriate.

4    ANNUAL REPORTS
     --------------

     The Designated Investment Representative should prepare at least annually a written report for the Management Committee and for the Boards of Directors of any registered investment company for which Denver Investment Advisors serves as investment adviser. This report shall be confidential and set forth the following information:

     4.1 Copies of the Ethics Rules, as revised, including a summary of any changes made during the past year;

     4.2 Identification of any violations requiring remedial action during the past year, and the sanctions imposed for each such violation;

     4.3 Recommendations, if any, regarding changes in existing restrictions or procedures based upon Denver Investment Advisor's experience under these Ethics Rules, evolving industry practices, or developments in applicable laws or regulations; and

     4.4 Certification that, in the opinion of the Compliance Officer, the Ethics Rules include such procedures as are reasonably necessary to prevent Access Persons from violating the Ethics Rules.

5    RECORDS
     -------

     The Compliance Officer is responsible for ensuring that the following records are created and maintained:

     5.1 A copy of the Ethics Rules which are, or at any time within the past five years have been, in effect;

                                Appendix 5 page 1

     5.2 Files for personal securities transaction confirmations and account statements, all reports and other forms submitted pursuant to these Ethics Rules and any other pertinent information;

     5.3  A copy of each preclearance;

     5.4 A record of any violation of the Ethics Rules and of any action taken as a result of such violation;

     5.5 A log noting the dates of review, annual update activity and any other information pertaining to implementation of these procedures; and

     5.6 A list of all persons who are, or have been, required to make reports pursuant to these Ethics Rules.

6    INSPECTION
     ----------

     The records and reports maintained by the Designated Investment Representative, Designated Trading Representatives, the Compliance Manager, and the Compliance Officer pursuant to the Ethics Rules shall at all times be available for inspection, without prior notice, by any member of the Management Committee.

7    RECORD RETENTION
     ----------------

     Copies of the records specified in Section 5 above and of memoranda and minutes regarding the administration of these procedures shall be maintained by the Compliance Officer for a minimum of six years. All records listed in Section 5 above shall be kept in an easily accessible place except that the records specified in Section 5.1 need only be kept in an easily accessible place for two years.

8    CONFIDENTIALITY
     ---------------

     All procedures, reports and records monitored, prepared or maintained relating to the Code of Ethics shall be considered confidential and proprietary to Denver Investment Advisors and shall be maintained and protected accordingly. Except as otherwise required by law or this Ethics Code no disclosure shall be made about Ethics Code issues other than to members of the Management Committee.

B.   ROLE OF THE MANAGEMENT COMMITTEE IN COMPLIANCE

One of the roles of the Management Committee is to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Ethics Rules and to take appropriate action at such times as violations or potential violations are discovered.

                                Appendix 5 page 3

1    MEMBERSHIP OF THE COMMITTEE
     ---------------------------

     The members of the Committee will be the Executive Managers and the three Managers elected annually pursuant to the LLC Operating Agreement.

2    COMMITTEE MEETINGS
     ------------------

     The Committee shall review on a quarterly basis or as often as necessary the operations of the compliance program and consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Ethics Rules. The Designated Investment Representative shall report information about potential violations, together with all documents relating to the matter at the next regular meeting of the Committee, or convene a special meeting.

     Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Denver Investment Advisors.
     Management Committee reviews are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Ethics Rules.

     A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

     It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Designated Investment Representative with respect to the particular employee or employees whose conduct has been the subject of the meeting.

     The Committee will also prepare reports or make copies of minutes available as needed for Directors/Trustees of investment companies advised by Denver Investment Advisors.

3    SPECIAL DISCRETION
     ------------------

     The Committee shall have the authority by a majority vote to exempt any person or class of persons from all or a portion of the Ethics Rules, provided that:

     3.1 The Committee determines, on advice of counsel, that the particular application of all or a portion of the Ethics Rules is not legally required;

     3.2 The Committee determines that the likelihood of any abuse of the Ethics Rules by such exempted person(s) is remote;

     3.3 The terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

                                Appendix 5 page 4

     3.4 The exempted person(s) agrees to execute and deliver to the Compliance Officer, at least annually, a signed Acknowledgment Form, a copy of which can be found in Appendix 6 of the Ethics Rules, which Acknowledgment shall, by operation of this provision, include such exemptions and the terms and conditions upon which it was granted.

     The Committee shall also have the authority by a majority vote to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary.

     Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time.

C.   GENERAL INFORMATION ABOUT THE ETHICS RULES

The following describes additional information generally applicable to the Ethics Rules.

1    DESIGNEES
     ---------

     The Management Committee, the Designated Investment Representatives, and the Compliance Officer may appoint designees to carry out certain functions pursuant to these Ethics Rules.

2    ENFORCEMENT
     -----------

     In addition to the penalties described elsewhere in the Ethics Rules, upon discovering a violation of the Ethics Rules, Denver Investment Advisors may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator or disgorgement of any profits realized on certain transactions to the appropriate client(s), or alternatively to a charitable organization, as the Management Committee in its sole discretion shall determine. All material violations of the Ethics Rules and any sanctions imposed with respect thereto shall be reported periodically to the Management Committee.

3    INTERNAL USE
     ------------

     The Ethics Rules are intended solely for internal use by Denver Investment Advisors and do not constitute an admission, by or on behalf of Denver Investment Advisors, as to any fact, circumstance or legal conclusion. The Ethics Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Ethics Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Ethics Rules may constitute sufficient cause for Denver Investment Advisors to terminate or otherwise adversely affect such person's relationship with Denver Investment Advisors.

                                Appendix 5 page 5

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                                APPENDIX 6 FORMS

A.   FORMS

Following are blank forms for your use in complying with the foregoing Policy.

                                Appendix 6 page 1

NOTE:  FORMS ARE IN SEPARATE FILE

                                Appendix 6 page 2

                              THE BRIDGEWATER GROUP
                                 CODE OF ETHICS
                             PERSONAL TRADING POLICY
                             INSIDER TRADING POLICY

I.   INTRODUCTION

A.   GENERAL PRINCIPLES
     ------------------

This Code of Ethics ("Code") establishes rules of conduct for all employees of Bridgewater Associates, Inc. (Bridgewater) and is designed to govern the personal securities activities of employees. In general, in connection with personal securities transactions, employees should (1) always place the interests of Clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

B.   LEGAL REQUIREMENT
     -----------------

Rule 206 and 207 of the Investment Adviser's Act of 1940 makes it unlawful for any employee in connection with the purchase or sale of a security:

1.   To employ any device, scheme or artifice to defraud the Client;

2. To make to the Client any untrue statement of a material fact or omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

4.   To engage in any manipulative practice with respect to the Client.

II.  RESTRICTIONS ON ACTIVITIES
     --------------------------

     A.   CONFIDENTIALITY OF INFORMATION

     All information regarding Bridgewater's clients is confidential. Information may only be disclosed when the disclosure is consistent with Bridgewater policy and the client's direction. Other than in the performance of investment management duties for a client, and then only as reasonable and necessary, and in the best interest of the client; an employee may not directly or indirectly, use, divulge, disclose or in any way communicate information including, but not limited to, status as a client, the transactions executed for a client, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information received from a client and the terms of the agreements entered into with a client. Inclusion of a client name on published client lists and other necessary or desired exceptions to this policy require the written approval of the Chief Operating Officer.

B.   BLACKOUT PERIODS
     ----------------

1. No employee shall purchase or sell, directly or indirectly, any security on a day during which any Client has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

2. No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days after any Client trades in that security unless all of the transactions contemplated by the Client in that security have been completed prior to such transaction. If a securities transaction is executed by a client within seven (7) calendar days after a Portfolio Manager executed a transaction in the same security, the Designated Supervisory Person (as hereinafter defined) will review the Portfolio Manager's and the Client's transactions to determine whether the Portfolio Manager did not meet his or her fiduciary duties to the Client in violation of this Code.

C.   INTERESTED TRANSACTIONS
     -----------------------

No employee shall recommend any securities transactions for a Client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

     a. any direct or indirect beneficial ownership of any securities of such issuer;

     b.   any contemplated transaction by such person in such securities,

     c.   any position with such issuer or its affiliates; and

     d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

D.   INITIAL PUBLIC OFFERINGS
     ------------------------

No employee shall acquire any beneficial ownership (as defined in Attachment A to this Code) in any securities in an initial public offering for his or her personal  account  without  the prior  approval  of the  appropriate  Designated
Supervisory  Person  (as  hereinafter  defined)  who has been  provided  by such employee with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the employee's activities on behalf of a Client) and has concluded after consultation with other investment advisory personnel of Bridgewater that a Client has no foreseeable interest in purchasing such securities.

E.   PRIVATE PLACEMENTS
     ------------------

No employee shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the appropriate Designated Supervisory Person (as hereinafter defined) who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the employee's activities on behalf of the Client) and has concluded after consultation with other investment advisory personnel of Bridgewater that the Client has no foreseeable interest in purchasing such securities.

F.   SHORT-TERM TRADING PROFITS
     --------------------------

No employee shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such employee has beneficial ownership within 60 calendar days. Any profit so realized shall, unless approved otherwise, be paid over to the Client or to a charitable organization of the appropriate Designated Supervisory Person's choosing.

Notwithstanding the foregoing provision, an employee, subject to advance approval of the appropriate Designated Supervisory Person (as hereinafter defined) on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

G.   GIFTS
     -----

No employee shall receive any gift or other things of more than de minimus value from any person or entity that does business with or on behalf of Bridgewater.

H.   SERVICE AS A DIRECTOR
     ---------------------

No employee shall serve on the board of directors of any publicly traded company without prior authorization by the appropriate Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of the Clients.

III. Exempt Transactions
     -------------------

A. For purposes of this Code the term "security" shall not include the following:

1.   securities issued by the Government of the United States;

2.   bankers' acceptances;

3.   bank certificates of deposit;

4.   commercial paper;

5. fixed-income securities, provided that (a) the security has a credit rating of at least Aa or Aaa from Moody's Investors Service, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase, (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and
(d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume;

6.   shares of unaffiliated registered open-end investment companies; and

7. securities which Bridgewater is not eligible to purchase or sell for any Client.

B. The prohibitions described in paragraphs (A) and (F) of Article II and paragraph (A) of Article IV shall not apply to:

1. Purchases or sales executed in any account over which the employee has no direct or indirect influence or control;

2. Purchases or sales of fixed-income securities of investment grade with an outstanding issue size of $100,000,000 or more;

3.   Purchases or sales that are non-volitional on the part of the employee;

4.   Purchases that are part of an automatic dividend reinvestment plan;

5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

6. Purchases or sales of currencies, currency futures, interest rate futures, equity index futures and options on any of the foregoing;

7. Purchases or sales of securities issued or guaranteed as to principal and interest by any government or its agencies or instrumentalities;

8. Transactions in a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction is less than $5000;

9. Purchases or sales of an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less; or

10. Subject to the advance approval by a Designated Supervisory Person (as defined below) purchases or sales which are only remotely potentially harmful to a Client because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by a Client.

IV.  COMPLIANCE PROCEDURES
     ---------------------

A.   PRECLEARANCE
     ------------

An employee may, directly or indirectly, acquire or dispose of beneficial ownership of a security, only if (1) such purchase or sale has been approved by a supervisory person designated by Bridgewater (2) the approved transaction is completed by the close of business on the second trading day after approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

B.   REPORTING
     ---------

Every employee must report on trade date certain information about each transaction-- information should include date of transaction, time order entered, description of security purchased or sold with amount and value --by which the employee acquires any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of a security.

Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership (as defined in Attachment A to this Code) in the securities to which the report relates.

C.   CERTIFICATION OF COMPLIANCE
     ---------------------------

Each employee is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each employee is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions and accounts required to be disclosed or reported pursuant to the requirements of the Code.

D.   RECORDS OF SECURITIES TRANSACTIONS
     ----------------------------------

Each employee is required to direct his/her brokers to supply to the appropriate Designated Supervisory Person, on a timely basis, duplicate copies of all confirmations of all personal securities transactions and copies of periodic statements for all non-exempt securities accounts. Each employee is required, upon request to make available copies of exempt securities accounts.

E.   DISCLOSURE OF PERSONAL HOLDINGS

Upon commencement of employment and annually thereafter, each employee shall be required to disclose his or her current personal securities accounts, exempt and non-exempt, to the appropriate Designated Supervisory Person. Amendments shall be required throughout the year by employees.

F.   NOTIFICATION OF SUBJECT PERSONS
     -------------------------------

The Designated Supervisory Person shall notify each employee of Bridgewater who may be required to make reports pursuant to this Code that such person is subject to this Code and its reporting requirements and shall deliver a copy of this Code to each such person.

V.   SANCTIONS
     ---------

Upon discovering that an employee has not complied with the requirements of this Code, the appropriate Designated Supervisory Person shall report the violation to its management personnel for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the employee, a monetary fine, or suspension or termination of the employee's employment with Bridgewater.

VI.  CONFIDENTIALITY
     ---------------

All information obtained from any employee hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VII. OTHER LAWS RULES AND STATEMENTS OF POLICY
     -----------------------------------------

Nothing contained in this Code shall be interpreted as relieving any employee from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by Bridgewater.

VIII. FURTHER INFORMATION
      -------------------

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the appropriate Designated Supervisory Person.

IX.  RECORDS
     -------

This Code, a copy of each report by an employee, any written report hereunder by Bridgewater, and lists of all persons required to make reports, shall be preserved for a period of five years as required by Rule 17j-1 of the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 as amended.

X.   INSIDER TRADING POLICY
     ----------------------

The Insider Trading and Securities Fraud Enforcement Act of 1988 imposes specific requirements on investment advisers with respect to insider trading and other misuses of material nonpublic information. See attachment B for Insider Trading Policy.

Dated: August 2001

                                  Attachment A
                                  ------------

The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that an employee has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership, a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function, a person's right to dividends that is separated or separable from the underlying securities, a person's interest in securities held by certain trusts and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                  Attachment B
                                  ------------

                             Insider Trading Policy

This statement represents the policy of Bridgewater with respect to the receipt and use of material nonpublic information. As an essential part of your work, many of you may have access to material nonpublic information. Those of you who possess such information hold a special position of trust and confidence toward it.

Court and SEC administrative decisions interpreting the antifraud provisions of the federal securities laws generally make it unlawful for any person to trade securities for themselves or their clients while in possession of material nonpublic information or selectively to disclose such information to others who may trade. Violation of these provisions may result in civil and criminal penalties, including fines and jail sentences, as well as dismissal by the company. Although there are exceptions to these prohibitions, these exceptions are limited.

"Nonpublic" information is any information that has not been disclosed generally to the marketplace. As a general rule, one should be able to point to some fact to show that the information is widely available; for example, its publication in The Wall Street Journal or in other major news publications.

"Material" information is any information about a company or the market that is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade.

Material nonpublic information might be inadvertently disclosed to you. You should refrain from trading while in possession of that information unless you first determine that the information is either public, nonmaterial, or both. You should also refrain from disclosing the information to others, such as family, relatives, business, or social acquaintances, who do not need to know it for legitimate business reasons.

                             THE BRIDGEWATER GROUP

         ANNUAL CERTIFICATION AND PERSONAL SECURITY ACCOUNT DISCLOSURE

Please indicate below all security accounts in which you have any direct or indirect beneficial ownership, control or influence.

NON-EXEMPT SECURITY ACCOUNTS: Please arrange for duplicate statements to be sent to Bridgewater, Attention Giselle Wagner for all accounts where non-exempt transactions are conducted. Please E-Mail all transaction information to Giselle Wagner.

Non-Exempt Security Account Name             Account Number           Broker


--------------------------------------    --------------------    --------------

--------------------------------------    --------------------    --------------

--------------------------------------    --------------------    --------------

EXEMPT SECURITY ACCOUNTS: Bridgewater may periodically ask that copies of other securities account statements be provided to monitor compliance with this policy.

Exempt Security Account Name                 Account Number           Broker


--------------------------------------    --------------------    --------------

--------------------------------------    --------------------    --------------

--------------------------------------    --------------------    --------------


_______ I do not have any security accounts.

I certify that I have read and understood the accompanying Code of Ethics, Personal Trading Policy and Insider Trading Policy, I recognize that I am subject to the Code, I have complied with all the requirements of the Code and have disclosed or reported all personal security transactions and accounts required to be disclosed or reported pursuant to the requirements of the Code.


Signed:________________________________________    Dated:_______________________

August 2001

                       NORTHSTAR CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS
                                 --------------

                            CERTIFICATE OF COMPLIANCE
                            -------------------------
                            ADOPTED OCTOBER 1, 2001.

     This Code of Ethics, (the "Code") has been adopted by Northstar Capital Management, Inc. ("NCM"), primarily for the purpose of providing rules for employees with respect to their personal securities transactions. NCM is required to adopt a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

     I have read and agree to comply with the Code of Ethics and Privacy Policy of Northstar Capital Management, Inc.


----------------------------------------
               Print Name


----------------------------------------
               Signature


----------------------------------------
                  Date


[ ] I have received, and will adhere to, the Privacy Policy for Northstar Capital Management, Inc.

                                                                        02/28/02

                       NORTHSTAR CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS
                                 --------------
                             ADOPTED OCTOBER 1, 2001

I.   INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by Northstar Capital Management, Inc. ("NCM"), primarily for the purpose of providing rules for employees with respect to their personal securities transactions. NCM is required to adopt a code of ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

     NCM is also a registered investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and as such, NCM and its employees are subject to certain standards of conduct with respect to activities relating to all of NCM's advisery clients. In addition, NCM is required to make and keep accurate and current records of securities transactions in which the Adviser, its officers and directors, and certain employees and other related persons have a beneficial interest. The reports pursuant to this Code will enable NCM to fulfill this requirement.

II.  BACKGROUND

     The investment management industry is closely regulated under the provisions of the Advisers Act and the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission (the "SEC") under those statutes. Transactions in securities are also governed by the provisions of the Securities Act of 1933 (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act") as well as by state laws. The rules of conduct set forth in this Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected. In 1994, the Code was updated to conform with an extensive set of recommendations developed by the Investment Company Institute. These additional measures, while not mandated by law, are considered industry standards. They were developed in an effort to self-regulate and preserve investors' confidence that their interests are placed ahead of our own personal trading activities. Employees of NCM should conduct business so as to avoid not only any violation of law, but also any appearance of violation or grounds for criticism.

III. SCOPE OF THE CODE OF ETHICS

     The Code covers two general topic areas. First, it includes some broad prohibitions against fraudulent conduct in connection with the clients of NCM. Because fraudulent conduct can take many forms as noted above, the Code cannot reasonably contain an all-inclusive list of actions or omissions.

     Second, the Code includes specific rules, restrictions and reporting obligations with respect to personal securities transactions. These restrictions have been adopted for the

                                       -1-
                                                                        02/28/02
purpose of better avoiding any conflicts of interest, or any appearances of conflicts of interest, between the securities trading which NCM undertakes on behalf of clients and personal securities trading by the employees of NCM and other persons subject to this Code. The rules are intended to better assure that trading on behalf of clients is given priority over trading for personal accounts, and that trading for personal accounts does not take place at a time which could adversely affect the trading for clients. These rules are also intended to prevent NCM personnel from misusing material, non-public information concerning issuers or securities. This misuse might, for example, take the form of either personal securities trading or "tipping" other persons concerning the material, non-public information.

     As required by the 1940 Act and the Advisers Act, most persons covered by this Code are also required to file with NCM monthly reports of their personal securities transactions. These reports will be reviewed by the Compliance Officer at NCM to determine whether the information suggests any possible violation of this Code. These reports also are reviewed by the staff of the SEC when the SEC undertakes compliance examinations of NCM. In addition to serving the purpose of compliance with this Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of this Code and must be strictly adhered to, without exception.

IV.  WHO IS SUBJECT TO THIS CODE OF ETHICS?

     All employees of NCM are subject to this Code.

     Rule 17j-1 under the 1940 Act requires that a Code of Ethics be established to govern certain activities of directors, officers and employees of an investment company and its Adviser. These persons are referred to in this Code as "Access Persons". For purposes of this Code, all employees of NCM are Access Persons. Among other matters, Access Persons must submit to their employers monthly reports of personal securities trading.

     Separately, the Advisers Act requires under Rule 204-2 that "Advisery Representatives" of an adviser file monthly reports of personal trading activity. Further, Section 204A of the Advisers Act requires investment Advisers to adopt, maintain and enforce policies reasonably designed, considering the nature of the Adviser's business, to prevent the misuse of material, non-public information or violation of the Advisers Act, the Exchange Act and the Rules thereunder by any person associated with the Adviser. "Access Persons" and "Advisery Representatives" for the purposes of this Code of Ethics are the same.

V.   LEGAL CONCEPTS

     Important legal concepts under which the Adviser conducts businesses are described below.

     A. FIDUCIARY DUTY. Investment advisers owe a fiduciary duty to their clients. This means a duty of loyalty, fairness and good faith toward clients, and a corresponding duty on the part of the adviser not to do anything prejudicial to or

                                       -2-
                                                                        02/28/02
          in conflict with the interests of clients. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to the other parties. Fiduciary principles reflect the following: (1) the duty at all times to place the interests of NCM's clients first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     B. FRAUD AND DECEIT; Inside Information. The various securities laws contain broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities transactions and giving of investment advice. It is under these broad general provisions that the SEC and private individuals have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of material, non-public ("inside") information (as defined below). The Advisers Act requires investment advisers to adopt, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of their business, to prevent misuse of material non-public information in violation of the Adviser's Act, the Exchange Act and regulations thereunder by the adviser and its associated persons. The policies and procedures in this Code are intended to meet this requirement. Fund employees and other participants in securities market activity are also prohibited from trading securities on the basis of, or tipping others about, inside information. Also care must always be taken to avoid market manipulation, which is strictly prohibited by law. In addition to this Code, NCM has put into effect policies and procedures, to which all NCM personnel are subject, reasonably designed to prevent the misuse of material non-public information.

     C. UNDERWRITING. Although not discussed elsewhere in this Code, Access Persons should be extremely careful not to engage in any activities, particularly in connection with new offerings, that could be construed as participating as an underwriter in violation of the Securities Act.

          These general prohibitions are basically the same as those in the federal securities laws, and are intended to reflect the expansive and flexible nature of the restrictions which are applicable to the activities of the Adviser.

VI.  ENFORCEMENT OF THE CODE.

     The enforcement of these rules and procedures is the responsibility of NCM's Compliance Officer. As this Code emphasizes, personal trading must always be carried on in good judgment and good faith. It is obvious that all possible situations cannot be covered by this Code and that under special circumstances, exceptions may occasionally be appropriate. Any Access Person contemplating a transaction, or anyone who has any other question as to any part

                                       -3-
                                                                        02/28/02
of this Code or NCM's policy should consult with the Compliance Officer. If the Compliance Officer is absent or unavailable, contact a senior manager at NCM for assistance in this regard.

     A. REPORTING. This Code of Ethics includes requirements for an initial certification of securities holdings at the time of hire, pre-approval of personal securities trades, informing the Compliance Officer of pre-approved trades that are not executed [exception for limit orders, see Section X (A.)(a)], monthly reports of personal securities transactions, and an annual certification of all personal securities holdings. Late reports, unreported transactions, unapproved transactions and repeated violations of the Code of Ethics are all bases upon which sanctions may be imposed as generally described below. All violations of this Code will be reported to the President and a violation notice will be kept in the employee's personnel file. Refer to Section XI: Reporting and Certification.

     B. CODE VIOLATIONS. A person charged with a violation of this Code will have the opportunity to meet with the Compliance Officer, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe. The Counsel to the Adviser shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

     C. SANCTIONS. Upon determining that a material violation of this Code of Ethics has occurred, NCM may impose such sanctions as it deems appropriate, including, among other matters, a letter of censure or suspension or termination of the employment of the violator, and disgorgement of profits on any transaction in violation of this Code of Ethics.

          Careful adherence to this Code is one of the basic conditions of employment by NCM. As noted at the beginning of this Code, and in this section, an Access Person is liable to be subject to sanctions for conduct inconsistent with this Code.

          In addition, as pointed out in section II entitled "Background", certain violations of this Code (including the late filing of monthly reports) may also involve violation of laws, with the possibility of civil and/or criminal penalties.

     D. PENALTIES. Under the various federal securities statutes, penalties that may be imposed for insider trading or other violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities or investment advisery businesses and criminal penalties. Among other matters, penalties for insider trading and misuse of material, non-public information include civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided whether or not the person actually benefited and fines for the controlling person of the violator, which may include an employer, of up to $1 million or three times the amount of the profit gained or loss avoided.

                                       -4-
                                                                        02/28/02

               Under certain circumstances, profits received by an Access Person in connection with unapproved transactions may have to be disgorged.

VII. DEFINITIONS.

     A. "ACCESS PERSON" and "Advisery Representative": All of the employees of NCM are considered "Access Persons" and "Advisery Representatives" with respect to this Code of Ethics and in connection with the reporting of personal securities transactions. NCM believes that this universal coverage is appropriate given the subject matter of the Code of Ethics and the fact that it does not represent an unreasonable burden upon the employees of NCM. (1940 Act, Rule 17j-1; Advisers Act, Rule 204-2).

     B.        "AFFILIATED PERSON" (1940 Act, Section 2(a)(3)) means:

               (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

               (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

               (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; and

               (d) any officer, director, partner, co-partner or employee of such other person.

     C. "ASSOCIATED PERSON" means any officer or director of NCM (or any person occupying a similar status of performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with NCM, or any employee thereof. (Advisers Act, Section 202(a)(17))

     D. "BENEFICIAL OWNERSHIP" In general, a person is considered to have "beneficial ownership" of securities when that person (a) has the power to dispose of or to vote such securities, and (b) when that person has a pecuniary (i.e., economic) interest in the securities. Beneficial Ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Exchange Act.

     E. "DIRECT OR INDIRECT BENEFICIAL OWNERSHIP" This Code of Ethics extends to the ownership of and transactions in securities either by the Access Person for his or her own account, or for the account of a member of his or her immediate family, or for any account in which such Access Person or a member of his or her immediate family may have an interest, including IRAs, partnerships, trusts, etc. Consult the compliance department for clarification as necessary.

                                       -5-
                                                                        02/28/02

     F. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company. (Section 2(a)(9) of the 1940 Act)

     G.        "SECURITY"  OR  "SECURITY"  shall have the  meaning  set forth in
          Section 2(a)(36) of the 1940 Act. Security does not include futures contracts or options on futures contracts (provided these instruments are not used to indirectly acquire an interest which would be prohibited under this Code) but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of this Code. For purposes hereof, "futures" are futures on securities or securities indexes; "options" on future contracts are options (puts or calls) on futures on securities or securities indexes.

     H. "PURCHASE OR SALE OF A SECURITY" includes, among other acts, the writing or acquisition of an option to purchase or sell a Security.

     I. "INSIDER" means an Associated Person of NCM, or any Affiliated Person thereof, or any member of his or her immediate family. Additionally, a person is deemed an "Insider" if he enters into a special confidential relationship in the conduct of the affairs of NCM, or any Affiliated Person thereof, and as a result is given access to material, non-public information. Examples of such insiders include accountants, consultants, advisers, attorneys, bank lending officers, and the employees of such organizations.

     J. "INSIDER TRADING" for purposes of this Code of Ethics means the use of material, non-public information to trade in a security (whether or not one is an Insider) or the communication of material, non-public information to others (other than as required by performance of a person's duties). While the meaning of the term is not static, "Insider Trading" generally includes:

               (a) trading in a Security by an Insider, while in possession of material, non-public information;

               (b) trading in a Security by a person who is not an Insider, while in possession of material, non-public information, where the information either was disclosed to such person in violation of an Insider's duty to keep it confidential or was misappropriated; and

               (c) communicating material, non-public information to any person, who then trades in a Security while in possession of such information.

     K. "MATERIAL INFORMATION" means information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment

                                       -6-
                                                                        02/28/02
          decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals of agreements, major litigation, liquidation problems, and extraordinary management developments. Such examples are only illustrative and not all inclusive.

     L. "MEMBER OF IMMEDIATE FAMILY" means a person's spouse, children under the age of twenty-five years residing with such person, and any trust or estate in which such person or any other member of his immediate family has a substantial beneficial interest, unless neither such person nor any other member of his immediate family is able to control or participate in the investment decisions of such trust or estate.

     M. "NON-PUBLIC INFORMATION" means information that has not been effectively communicated to the market place.

     N.        "RESTRICTED SECURITY" means any Security which:

               (a) is held by clients of NCM, or

               (b) is being considered the Adviser for purchase on behalf of clients.

VIII. GENERAL RESTRICTIONS

     A.        RESTRICTIONS UNDER RULE 17J-L(A) OF THE 1940 ACT

               No Access Person may:

               (a) employ any device, scheme or artifice to defraud the clients of NCM;

               (b) make to the clients of NCM any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

               (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon clients of NCM; or engage in any manipulative practice with respect to clients of NCM.

          Any violation of the above shall be considered a violation of this Code.

     B. MAINTAINING CONFIDENTIALITY. No Access Person may disclose information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration by NCM, whether or not actually executed, except to the specific client or clients particular to that transaction. In addition,

                                       -7-
                                                                        02/28/02
          information about clients is confidential and must not be disclosed. Access Persons must use care in keeping information confidential. Any violation of these confidentiality requirements shall be a violation of this Code.

     C. USE OF NON-PUBLIC INFORMATION. The following issues should be kept in mind when considering material, non-public information:

               (1) SECURITY. An Insider shall use due care to ensure that material, non-public information remains secure. For example, files containing material, non-public information should be kept confidential, and access to computer files containing material, non-public information must be restricted.

               (2) NO TIPPING. An Insider shall not divulge to any person any material, non-public information, except in the performance of his or her duties

               (3) NO INSIDER TRADING. No Insider shall engage in Insider Trading, on his or her own behalf or on behalf of others.

               (4) NO IMPROPER USE. No Access Person may use any material, non-public information, no matter how acquired, in his or her own transactions or in the transactions for clients of NCM.

               (5) CONFIDENTIALITY OF NCM ACTIVITY. Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration by NCM for clients, whether or not actually authorized, must be kept confidential, except to the specific client or clients particular to that transaction. An Access Person shall not divulge to any person contemplated or completed securities transactions, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge. In addition, information about clients is confidential and must not be disclosed. Access Persons must use care in keeping information confidential.

               (6) QUESTIONS. Questions regarding whether the information is material and/or nonpublic may be directed to the Compliance Officer.

IX.  RESTRICTIONS AND EXEMPTIONS ON PERSONAL SECURITIES TRANSACTIONS.

     A. DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Purchases and sales of securities by an Access Person for his or her own account, for the account of a member of his or her immediate family or for any account in which such Access Person or a member of his or her immediate family may have a direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules (except for transactions in exempt securities, described below). These rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with NCM to obtain advantageous treatment to the detriment of the interests of the clients of NCM or that an Access Person is profiting improperly

                                       -8-
                                                                        02/28/02
          from his or her position. Most transactions are also subject to the reporting requirements of Section XI below.

     B.        PERSONAL TRADING PROHIBITIONS.

               1. "INITIAL PUBLIC OFFERINGS". No Access Person may purchase any security, whether or not a "Hot Issue", in an initial public offering or any "Hot Issue" in a follow on offering.

               2. DEALINGS WITH CLIENTS. No Access Person may knowingly sell any security to any clients of NCM or knowingly purchase any security from any clients of NCM.

               3. SHORT-TERM TRADING. NCM believes that personal short-term trading may increase the risk of problems arising under the rules of this Code. While NCM leaves the extent of trading to an individual's judgment, consistent with his or her objectives and past trading practices, all Access Persons are on notice that such short-term trading practices will be periodically reviewed. In the case of any individual whose trading is deemed to be:

               (a) excessive, or causing or giving the appearance of conflict of interest with clients' accounts,

               (b) causing or giving the appearance of conflict of interest with clients' accounts,

          NCM  will  require  that   individual  to  reduce  or  eliminate  this
          short-term trading activity.

               4.   PRIVATE   PLACEMENTS.   No  Access   Person  shall   acquire
          securities in a private placement without express prior written approval of the compliance officer of NCM.

     C. EXEMPTED SECURITIES. Notwithstanding Section IX B, trading in the following securities is exempted from the prior clearance requirements set forth in Section X and other restrictions of this Section:

               (a) Open-end Mutual Funds, (investment companies registered under the 1940 Act will be referred to as "Mutual Funds"). This exception means that Access Persons may, without prior clearance, purchase and redeem the shares any open-end mutual funds, including redemptions through the use of a checkwriting arrangement with the mutual fund.

          Purchases and redemptions of the shares of other open-end Mutual Funds are exempt from the monthly reporting requirement, but transactions in the shares of closed-end mutual funds and unit investment trusts must be both pre-approved and reported monthly.

                                       -9-
                                                                        02/28/02

               (b) Government securities;

               (c)  Short-term   money  market   instruments  such  as  bankers'
          acceptances, repurchase agreements and commercial paper; and

               (d) Bank certificates of deposit and bank deposit accounts.

     D.        EXEMPTED   TRANSACTIONS.   Notwithstanding   section  IX  B,  the
          following   transactions   are  exempted  from  the  prior   clearance
          requirements and other restrictions of Sections IX and X hereof:

               (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

               (b) Purchases or sales of securities which are not eligible for purchase or sale by any client of NCM.

               (c) Purchases or sales which are non-volitional.

               (d)   Purchases   which  are  part  of  an   automatic   dividend
          reinvestment plan.

               (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

               (f) Transactions by Access Persons who are participants in the Northstar Capital Management Profit Sharing Plan with respect to the investment options in such plan, including enrollments, contributions and transfers among investment options.

               (g) Purchases or sales which receive the prior approval of the Compliance Officer of NCM on the basis that the potential for harm to clients of NCM is remote because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by clients of NCM, and because they do not involve material non public information. .

X.   RESTRICTIONS ON TIMING OF PERSONAL SECURITIES TRANSACTIONS.

               The following are specific restrictions relating to personal securities transactions of all persons covered by this Code. Absent extraordinary circumstances, no Access Person shall be deemed to have violated this Code for effecting a securities transaction if such Access Person has been advised in writing by the Compliance Officer that the transaction would be consistent with this Code and has not been advised of any countermanding determination. NCM

                                      -10-
                                                                        02/28/02
          shall maintain written records of such actions, which records shall be made available in the manner required by Rule 17j-1 of the 1940 Act.

     A.        PRIOR CLEARANCE PROCEDURE.

               1. TRANSACTIONS IN PUBLICLY TRADED SECURITIES. Prior to effecting a transaction in a security, (other than those securities exempted under Section IX above), an Access Person must notify in writing the Compliance Officer of the proposed transaction, including the name, title, and amount of the security involved, using the Pre-Approval Form. The Compliance Officer shall (i) confirm with the portfolio managers that the security is not under consideration for trading, and (ii) otherwise determine whether such proposed transaction would or would not be consistent with this Code. Such conclusion shall be promptly (GENERALLY WITHIN 24 HOURS) communicated in writing to the Access Person making such request, at which point the Access Person may execute the trade if approved. Any approval which is granted will be good for no more than three trading days, following which the approval will no longer be valid and the Access Person will be required to reapply for approval if the pre-approved transaction has not been executed. If the Access Person does not execute the pre-approved transaction within the given time frame, he or she must inform the Compliance Officer as soon as possible. The Compliance Officer will note on the Pre-Approval Form that the transaction was not executed

               2. GOOD 'TILL CANCELED ("GTC"), LIMIT, AND STOP-LOSS ORDERS. Prior to placing a transaction as a GTC, limit, or stop-loss order, an Access Person must notify in writing the Compliance Officer of the proposed transaction, including the name, price and conditions of the order, using the Pre-Approval Form. GTC, limit orders and stop-loss orders for securities that have received pre-approval and which are NOT SUBSEQUENTLY ALTERED, may be executed on a subsequent day (i.e., when triggered by market action) without receiving further permission. However, if such an order is altered in any way, the Access Person must notify the Compliance Officer prior to making such alterations and the Compliance Officer must approve the new conditions of the order. Also, if such an order is canceled, the Access Person must notify the Compliance Officer as soon as possible. If a GTC, limit order, or stop-loss order is found to be in conflict with this Code at any time, the Compliance Officer may direct that the order be canceled. Access Persons will immediately comply with cancellation instructions from the Compliance Officer.

               3. PRIVATE PLACEMENT TRANSACTIONS. As set forth in IX B 4, the prior clearance procedure described in subsection above includes transactions by Access Persons in a private placement. In connection with a private placement acquisition, the Compliance Officer and the portfolio manager will take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an Access Person by virtue of his or her position. Access Persons who have been authorized

                                      -11-
                                                                        02/28/02
          to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Access Person takes part in the any client's subsequent investment in the same issuer. In such a circumstance, the determination to purchase securities of that issuer will be subject to an independent review by personnel of NCM with no personal interest in the issuer.

     B.        PERSONAL TRADING BLACKOUT PERIODS.

                    An Access  Person  may not be  granted  prior  clearance  to execute a securities transaction on a day during which NCM has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. Any profits realized by an Access Person on trades within these periods must be disgorged by the Access Person.

     C.        OTHER TRANSACTIONS AND RESTRICTIONS.

               1. SHORT SALES. Short sales are permitted by Access Persons provided all other requirements of the Code are met.

               2. CONVERTIBLE SECURITIES AND COMMODITY OR SECURITIES DERIVATIVES. The foregoing restrictions in this Code also apply to any purchase or sale of a security which is convertible into, exchangeable or exercisable for a security, securities, index or commodity that is being purchased or sold, or is actively being considered for, purchase or sale, for the client accounts of the Adviser.

               3. SERVICE AS A DIRECTOR. Access Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization in accord with the general procedures with this Code of Ethics relating to personal securities transactions. The consideration of prior authorization will be based upon a determination that the board service would be consistent with the interests of clients. In the event that board service is authorized, Access Persons serving as directors should expect to be isolated from other Access Persons making investment decisions with respect to the securities of the company in question, through the use of "Chinese Wall" or other appropriate procedures to be considered and placed into effect at the time.

XI.  REPORTING AND CERTIFICATION REQUIREMENTS.

     A. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. At the commencement of employment with NCM, an Access Person will be required to disclose in writing all personal securities holdings beneficially owned by the Access Person (including futures contracts or options on futures contracts as defined in Section VII G). In addition, each Access Person will be required to submit on an annual basis an updated listing of those personal securities holdings. Forms for this purpose are available from the Compliance Officer, and are to be

                                      -12-
                                                                        02/28/02
          completed and returned to the Compliance Officer. The annual updated lists are to be submitted no later than February 15 with a listing as of the immediately preceding December 31 year-end date.

               These lists are to include all personal securities holdings beneficially owned by the Access Person, which may include securities that are exempt from the prior clearance procedures and from the quarterly transaction reporting requirements.

     B. MONTHLY REPORTS. Under this Code, all employees are considered "Access Persons," and are required to prepare and file records of their personal securities transactions (including futures contracts or options on futures contracts as defined in Section VII G). If no transactions occurred during the period, check the box on the report to indicate this. All employees must file a report with the Compliance Officer within ten calendar days after the end of each calendar month.

               1.   INFORMATION  IN  REPORTS.   Each  report  must  contain  the
          following information:


               (a) the date of the transaction, the title and the number of shares (or the principal amount) of each security involved;

               (b) the nature of the transaction (e.g., purchase, sale, option or any other type of acquisition or disposition);

               (c) the price at which the transaction was effected; and

               (d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (e) copies of confirmations or monthly statements (upon receipt if not received at time of report), unless the employee provides for separate delivery as provided under Section XI, Paragraph E, below.

          2. REVIEW OF COMPLIANCE OFFICER'S TRADING. The Compliance Officer's personal trading must be reviewed by the President of NCM or in his or her absence a Director of NCM. The results of the monthly reporting and review procedure and the related documentation must be reviewed by the President of the NCM or in his or her absence a Director of NCM. These reviews will be documented by the reviewing party.

          3. ADDITIONAL INFORMATION IN REPORTS. At the option of the reporting person, the SEC allows the monthly report to contain a statement declaring that the reporting of any transaction is not to be construed as an admission by the reporting person that he or she has any direct or indirect beneficial ownership in the security. Using that disclaimer language may be useful in an unclear situation to avoid a potential risk in not reporting a transaction while at the same time

                                      -13-
                                                                        02/28/02
          avoiding prejudicing any position the person may take or later seek to take with respect to ownership status. Where a report made to the Compliance Officer would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act, no Access Person will be required to make a report.

     C. EXEMPTIONS FROM MONTHLY REPORTING. Monthly Reports are not required with respect to any of the following:

               (a) transactions in securities which are direct obligations of the United States;

               (b) transactions in open-end mutual funds; or

               (c) transactions over which the reporting person does not have any direct or indirect influence or control; or

               (d) transactions by Access Persons who are participants in the Northstar Capital Management Profit Shairng Plan with respect to the investment options in such plan, including enrollments, contributions and transfers among investment options.

               Please note that there are categories of securities, or particular transactions, which are not subject to the restrictions of
          Section X above (e.g., purchases under an automatic dividend reinvestment plan) but which are subject to the reporting requirement of this Section XI.

     D. REPORTS OF VIOLATIONS. In addition to the monthly reports required under this Section, Associated Persons and Access Persons promptly shall report to the Compliance Officer or the President of NCM any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports.

     E. CONFIRMATIONS AND STATEMENTS. In place of attaching confirmations and monthly statements to the Monthly Reports, Associated Persons and Access Persons may direct their brokers to send duplicate copies of confirmations of all personal securities transactions and duplicate copies of monthly or periodic statements for all securities accounts to the Chief Compliance Officer.

XII. OTHER RULES.

     A. GIFTS AND OTHER PREFERENTIAL TREATMENT. An Access Person may not in relation to the business of NCM seek or accept from any broker or dealer, other financial institution or supplier or contractor to NCM,

               (a) any gifts of material value (i.e., in excess of $100 per year), or;

                                      -14-
                                                                        02/28/02

               (b)  any  sort  of   preferential   treatment  from,  or  special
          arrangements with the institution or supplier.

               Any Access Person who receives an offer for a gift or bequest of material value from any such party should promptly report it to the Compliance Officer.

     B. FINDER'S FEES. Access Persons should not become involved in negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not securities of the company involved are held by clients of NCM) without the prior permission of the Compliance Officer. Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission.

                                      -15-
                                                                        02/28/02

     C. ANNUAL CERTIFICATION. Each access person will be required to certify annually that:

               (a) he or she has read and understands this Code of Ethics and that he or she is subject to it;

               (b) that he or she has complied with the requirements of this Code of Ethics; and

               (c) that he or she has disclosed and reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics.

                                      -16-
                                                                        02/28/02

                    ** URGENT - CONFIDENTIAL - HAND CARRY **
                PRE-APPROVAL FOR EMPLOYEE SECURITIES TRANSACTIONS
                       NORTHSTAR CAPITAL MANAGEMENT, INC.

INSTRUCTIONS:
-------------
1. Employee completes top section and gives it to Compliance Officer: Stephen Mergler or in his absence, a Director of Northstar Capital Management.
2. Compliance determines if transaction complies with Code of Ethics, completes bottom section, e-mails Employee with trade approval or rejection.
3. Mergler files form @ 1.13, then at month end, compares it to Employee Personal Transactions Report AND COPIES OF EMPLOYEE'S BROKERAGE ACCOUNT CONFIRMATIONS OR STATEMENTS.

EMPLOYEE:
---------

Security Name:                                    [ ] Buy   [ ] Sell:     shares
--------------------------------------------------------------------------------
Notes:

--------------------------------------------------------------------------------
Trade Order:  Mark one                  Price & Other Trade Instructions:
     [ ]  Market
     [ ]  Good 'till Cancelled          ----------------------------------------
     [ ]  Limit at $__________          ----------------------------------------
     [ ]  Stop-Loss                     ----------------------------------------
================================================================================
If you are responsible for the investment decisions at Northstar Capital, please explain briefly why this security is not appropriate for the clients that you manage.
================================================================================
Signature:                                       Date:
--------------------------------------------------------------------------------
Print Name:                                      Time:

COMPLIANCE OFFICER USE ONLY:
----------------------------

Security Held in Fund?  [] Yes [] No In Private Client Portfolios?  [] Yes [] No
--------------------------------------------------------------------------------
Considered for Purchase or Sale?  [] Yes [] No
--------------------------------------------------------------------------------
Notes:
--------------------------------------------------------------------------------

Transaction Approved?  [] Yes [] No              Employee Notified? [] Yes [] No
--------------------------------------------------------------------------------
Notes:
--------------------------------------------------------------------------------
Signature:                                       Date:
--------------------------------------------------------------------------------
Print Name:                                      Time:

                                                                        02/28/02

FREMONT INVESTMENT ADVISERS, INC. AND FREMONT MUTUAL FUNDS, INC.
EMPLOYEE SECURITIES TRANSACTIONS: CALENDAR QUARTER ENDED
                                                        September 30, 1999
                                                 ------------------------------
                       Note:: MUST be filed with Compliance Officer within 10 days following end of quarter.

PRINT NAME:
---------------------------------------------                                             BANK OR  CHECK & :
TRADE              TITLE OF SECURITY               PURCHASE                               BROKER/   ATTACH
DATE      Common Stock unless otherwise noted.   OR SALE (P/S)   QUANTITY       PRICE     DEALER    CONFIRM
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
---------- INITIAL HERE TO INDICATE THAT YOU HAVE NOT TRADED SHARES OF FREMONT INTERNATIONAL SMALL CAP FUND
---------- BETWEEN JULY 29, 1999 AND SEPTEMBER 15, 1999, INCLUSIVELY.

---------- CHECK HERE IF YOU HAVE NOT TRADED ANY SECURITIES DURING THE QUARTER EXCLUDING EXEMPT
---------- TRANSACTIONS.

Above is a record of transactions during the quarter indicated in securities in which I had, or in which I acquired or disposed of direct or indirect beneficial ownership. This report is made solely to comply with
SEC regulations and shall not be construed as an admission by me that I am the beneficial owner of the securities listed above.


SIGNED:                                                          DATED:
------------------------------------------------------------------------------------------------------------
Compliance Notes:
------------------------------------------------------------------------------------------------------------

                                      -18-
                                                                        02/28/02

                ------------------------------------------------
                                   Print Name

                                Page ____of_____

                        FREMONT INVESTMENT ADVISERS, INC.
                                       AND
                           FREMONT MUTUAL FUNDS, INC.
                                 CODE OF ETHICS

              ANNUAL CERTIFICATION OF PERSONAL SECURITIES HOLDINGS*
              -----------------------------------------------------

                  HOLDINGS AS OF
                                 -----------------------------
                                             Date

                                                YEAR
NAME OF SECURITY           # SHARES           ACQUIRED**           BROKER/DEALER
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                                        ----------------------------------------
                                                                       Signature

                                        ----------------------------------------
                                                                            Date
                                                          (Due by February 15th)

*You may report holdings using any printed media, such as your own software or copies of investment statements, as long as you sign and date it. **an approximation is adequate.

                                      -19-
                                                                        02/28/02

                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

I.   FIDUCIARY DUTY

This Code of Ethics (the "Code") is based on the principle that you, as officers, directors, and employees of Lend Lease Rosen Real Estate Securities LLC ("Lend Lease Rosen"), owe a fiduciary duty to, among others, the clients of Lend Lease Rosen. Lend Lease Rosen is a registered investment adviser under the Investment Advisers Act of 1940, and as such, Lend Lease Rosen and its employees are subject to certain standards of conduct with respect to activities relating to all of Lend Lease Rosen's clients. The Code also reflects the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended ("Rule 17j-1").

The Code applies to all Access Persons (as defined in Appendix 1). Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the clients of Lend Lease Rosen.

As fiduciaries, Access Persons must at all times:

     1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must avoid serving your own personal interests ahead of the interests of the clients of Lend Lease Rosen.

     2.   CONDUCT ALL PERSONAL  SECURITIES  TRANSACTIONS IN FULL COMPLIANCE WITH
          THIS CODE. Personal securities transactions should comply with both the letter and spirit of the Code.

     3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Funds, Lend Lease Rosen, or its clients could call into question the exercise of your independent judgment.

It bears emphasis that doubtful situations should be resolved in favor of Advisory Clients and that technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties. The Code applies as a supplement to the Lend Lease Rosen Policy in Non-Public Information (and the Rosen Consulting Group Policy on Insider Trading.)

II.  INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS

Upon commencement of employment and thereafter on an annual basis, all Access Persons must disclose on the Personal Securities Holdings Form (Appendix 3) all personal Securities holdings in

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 2

each Access Person Account. However, the term "Security" does not include shares of open-end investment companies that are not managed by Lend Lease Rosen and transactions in such shares are not subject to the provisions of this Code. As set forth in Appendix 1, Access Person Accounts include accounts in which an Access Person or the Immediate Family of an Access Person has a Beneficial Interest or a direct or indirect power to make investment decisions. An Access Person may satisfy the annual disclosure requirement by reviewing Lend Lease Rosen's records of the Access Person's holdings and brokerage accounts, should records be maintained in a form suitable for this purpose, and submitting a written dated confirmation that such records are accurate.

III. TRADE REPORTING REQUIREMENTS

A.   Reporting Requirement
     ---------------------

Except for the transactions set forth in Section V-B below, Access Persons, including but not limited to their Immediate Families, must arrange for the Compliance Officer to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation and periodic statement for each Access Persons' Account. If an Access Person is not able to arrange for duplicate confirmations and such statements to be sent, the Access Person must immediately notify the Compliance Officer. In addition, every Access Person will submit a Brokerage Account Update form whenever accounts are added or deleted.

Access Persons must also report all personal transactions in securities in which they have a direct or indirect beneficial ownership. Access Persons must also file similar reports with us on a quarterly basis, WITHIN 10 DAYS AFTER THE END OF EACH QUARTER. (Quarterly Investment Report - Appendix 2).

B.   Exemptions from Reporting Requirements
     --------------------------------------

The following Securities Transactions are exempt from the reporting requirements in Section V-A of this Code:

     1. Any transaction in an Access Person's Account if neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction;
     2.   Any transactions in Treasury securities.

C.   Disclaimers
     -----------

Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 3

beneficial ownership in the Security to which the Report relates.

D.   Availability of Reports
     -----------------------

All information supplied pursuant to this Code may be available for inspection by the President, Compliance Officer, Operations Manager or Legal Counsel of Lend Lease Rosen, the Investment Committee, or any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Lend Lease Rosen is a member.

IV.  PROHIBITED TRANSACTIONS

The following Securities Transactions are prohibited and will not be authorized absent exceptional circumstances:

     1. Any transaction in a Security while in possession of material non-public information regarding the Security or the issuer of the Security;

     2. Any transaction in publicly traded Real Estate Securities (including REITs and real estate related companies);

     3. Any purchase or sale of Securities in an Access Person Account on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn.

     4. Purchases or sales of Securities in an Access Person Account at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client;

     5. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

     6. Any other transactions deemed by the Compliance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

In addition, acquisition of Securities in a private placement by an Access Person Account is strongly discouraged. The Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 4

in a private placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client and the decision to purchase securities of the issuer by an Advisory Client must be independently authorized by an Access Person with no personal interest in the issuer.

In some cases, the Compliance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize a Securities Transaction.

V.   PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS

A.   General Requirement
     -------------------

Subject to the prohibitions in Section IV, Access Person Accounts may purchase and sell Securities provided that any individual Security is not deemed restricted by the Compliance Officer. Information covering Securities deemed restricted is available from the Compliance Officer; each Access Person is responsible for verifying that a transaction contemplated for an Access Person Account does not involve a restricted security prior to executing such transaction. Except for the transactions set forth in Section V-B, in the unusual event that an Access Person shall wish to purchase or sell a Real Estate Security, the transaction must be pre-cleared with the Compliance Officer. In addition, an Access Person must obtain prior approval of the Compliance Officer before an Access Person Account may acquire any Securities in an Initial Public Offering. In the case of transactions by the Compliance Officer, the Operations Manager shall serve as "Compliance Officer" hereunder for purposes of such transaction.

B.   Transactions Exempt from Pre-Clearance
     --------------------------------------

The  following  Securities   Transactions  are  exempt  from  the  pre-clearance
requirements set forth in Section V-A of this Code:

     1. Securities Transactions effected in an Access Person Account if neither the Access Person nor the Immediate Family Member knows of the transaction before it is completed (for example, Securities
          Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades for an Access Person Account involving an investment partnership),

     2. any acquisition of Securities through stock dividends, dividend reinvestments, or stock splits,

     3. any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue,

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 5

     4.   any transaction in the following:

          a.   bankers' acceptances,
          b.   bank certificates of deposit,
          c.   commercial paper,
          d. interests in Securities other than real estate securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority (for example, options on the S&P 500 Index),
          e.   repurchase agreements,
          f.   Securities directly issued by the U.S. government, and
          g. Securities issued by any registered open-end investment companies (i.e. mutual funds).

The Securities Transactions listed above are exempt from the pre-clearance requirements set forth in Section V-A as well as all other requirements of this Code other than the reporting requirements set forth in Section III.

C.   Pre-Clearance Requests
     ----------------------

Prior to entering an order for a Real Estate Securities Transaction in an Access Person Account, the Access Person must fill out a Trade Authorization Request Form set forth in Appendix 5 and submit the completed form to the Compliance Officer. The Trade Authorization Request Form requires Access Persons to provide certain information and to make certain representations.

After receiving the completed Trade Authorization Request Form, the Compliance Officer will review the information set forth in the form and, as soon as practicable (generally within 24 hours), will determine whether to clear the proposed Real Estate Securities Transaction.

No order for a Real Estate Securities Transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written authorization of the transaction by the Compliance Officer. The authorization and date of the authorization must be reflected on the Trade Authorization Request Form. The Compliance Officer will forward one copy of the completed form to the person seeking authorization and file the other copy.

D.   Length of Trade Authorization Approval
     --------------------------------------

The authorization provided hereby is effective, unless earlier revoked, until the earlier of (1) the close of business on the fifth trading day after the authorization is granted, or (2) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Real Estate Securities Transaction is placed. If the Real Estate Securities Transaction is placed but has not been executed within five trading days after the

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 6

authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Real Estate Securities Transaction amends it in any way.

VI.  CONFIDENTIALITY

Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

VII. GIFTS

A.   Accepting Gifts
     ---------------

On occasion, because of your position with Lend Lease Rosen, Access Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons not affiliated with Lend Lease Rosen. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited.

Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Lend Lease Rosen. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted.

If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform his or her manager, who will, if necessary, seek the guidance of the Compliance Officer.

B.   Giving Gifts
     ------------

Access Persons may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

Access Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint.

VIII. CORPORATE OPPORTUNITY

Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or to Lend Lease Rosen. This includes, but is not limited to, acquiring Securities

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 7

for one's own account that would otherwise be acquired for an Advisory Client.

IX.  UNDUE INFLUENCE

Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person.

If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose that interest to persons with authority to make investment decisions or to the Compliance Officer. Based on the information given, a decision will be made on whether or not to restrict the Access Person's participation in causing an Advisory Account to purchase or sell a Security in which the Access Person has an interest.

Access Persons must disclose to those persons with authority to make investment decisions for an Advisory Client (and to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family). The person to whom the Access Person reports the interest, in consultation with at least one other person with authority to make investment decisions for an Advisory Client, must determine whether or not the Access Person will be restricted in making investment decisions.

X.   SERVICE AS A DIRECTOR

No Access Person may serve on the board of directors of a publicly-traded company not affiliated with Lend Lease Rosen absent prior written authorization by the Investment Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Access Person sits.

XI.  ADMINISTRATION OF THE CODE

A.   Transaction Monitoring
     ----------------------

The Compliance Officer shall review all Quarterly Investment Reports and related documentation regarding Securities transactions in Access Person Accounts submitted by Access Persons within ten (10) business days of quarter end to ensure that no conflict exists with the Code. The Compliance Officer shall review Personal Securities Holdings Forms within a reasonable time after their submission for information which may assist in enforcing the Code.

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 8

B.   Investigating Violations of the Code
     ------------------------------------

The Compliance Officer is responsible for investigating any reported or suspected violation of the Code and will report the results of each Material Investigation within the past year to the Investment Committee along with a recommended remedy.

C.   Annual Reports
     --------------

The Compliance Officer will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Investment Committee that:

     1. summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year,

     2. identifies any violations requiring significant remedial action during the past year, and

     3.   identifies  any  recommended  changes  in  existing   restrictions  or
          procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

D.   Annual Administration Reports
     -----------------------------

At least annually, the Compliance Officer will furnish the board of directors or trustees (the "Board") of any Advisory Client that is a registered investment company a written report that (a) describes any issues arising under the Code or related procedures since the last report to the Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies that Lend Lease Rosen has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. At its discretion, Lend Lease Rosen may discuss matters relating to the Code and its enforcement and administration with a Board on a more frequent basis.

E.   Notification of Applicability of Code
     -------------------------------------

The Compliance Officer shall provide each Access Person with notice that the Access Person is subject to the Code and ensure that each Access Person has a copy of the current Code.

XII. REMEDIES

A.   Sanctions
     ---------

If the Investment Committee determines that an Access Person has committed a violation of this Code, the Committee may impose sanctions and take other actions as it deems appropriate,

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                          Page 9

including a letter of censure, or suspension or termination of the employment of the violator for cause.

As part of any sanction, the Investment Committee may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom.

The Investment Committee has sole authority,  subject to the review set forth in
Section XII-B, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

B.   Review
     ------

Whenever the Compliance Officer determines that an Access Person has committed a violation of this Code that merits remedial action, the Investment Committee will have the power to modify or increase the sanction as it deems appropriate, and may direct the reversal of any violative trade affecting the Fund.

XIII. COMPLIANCE CERTIFICATION

At least once a year, all Access Persons will be required to certify on the Access Person Certification Form set forth in Appendix 6 that they have read and understand the Code, that they have complied with the requirements of the Code, and have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

XIV. INQUIRIES REGARDING THE CODE

Please call the Compliance Officer if you have any questions about this Code or any other compliance-related matters.

XV.  RECORD KEEPING

The following  shall be maintained in the offices of Lend Lease Rosen for a five
(5) year period in an easily accessible place:

     A. The Code as currently in effect and each code of ethics in effect at any time in the prior five years;

     B. Each record of a violation of the Code and any action taken as a result of such violation;

     C. Each Quarterly Investment Report with related documentation of Access Person

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 10

          Account trading activity, Personal Securities Holding Form, Brokerage Account Information form, Access Person Certification of Receipt of the Code and Access Person Annual Certification of Compliance with the Code;

     D. A list of all Access Persons who are currently, or have within the past five years, been subject to the Code;

     E.   A list of each Compliance Officer and Operations Manager;

     F.   A copy of each Annual Report and Annual Administration Report;

     G. Each (a) pre-clearance request and (b) each pre-clearance authorization, authorization of a transaction otherwise prohibited under Section IV and authorization of service as a director and a record of the reasons supporting each such authorization.

     H. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person Account of securities in an IPO or private placement.

XVI. APPENDICES TO THE CODE

The appendices to this Code, including the definitions set forth in Appendix 1, are attached to and are a part of the Code. The appendices include the following:

     1.   Definitions (capitalized terms in the Code are defined in Appendix 1),

     2.   Quarterly Investment Report (Appendix 2)

     3.   Personal Securities Holdings Form (Appendix 3),

     4.   Brokerage Account Information (Appendix 4),

     5.   Trade Authorization Request Form ( Appendix 5),

     6.   Access Person Certification of Receipt of the Code (Appendix 6),

     7. Access Person Annual Certification of Compliance with the Code (Appendix 7).

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 11

XVII. INTERPRETATION

The Code shall be interpreted in accordance with Rule 17j-1 and other applicable law and regulation.

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 12

                                   APPENDIX 1
                                   ----------

                                   DEFINITIONS

"ACCESS PERSON" means (1) every director, officer, and partner of RFS II, L.L.C.; (2) every director, officer and partner of Lend Lease Rosen; (3) every employee of Lend Lease Rosen or the Rosen Consulting Group who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Account or whose functions relates to the making of any recommendations with respect to such purchases and sales; (4) every employee of Lend Lease Rosen who is involved in making purchase or sale recommendations to an Advisory Account; and (5) every employee of Lend Lease Rosen, the Rosen Consulting Group, or their affiliates who obtains information concerning such recommendations prior to their dissemination.

"ACCESS PERSON ACCOUNT" means the following Securities accounts: any personal account of an Access Person; any joint or tenant-in-common account in which the Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor, or custodian; any account over which the Access Person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including the accounts of entities controlled directly or indirectly by the Access Person; and any other account in which the Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control); and any account in which an Immediate Family member has a Beneficial Interest.

"ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which Lend Lease Rosen serves as an investment adviser, renders investment advice, or makes investment decisions.

"BENEFICIAL INTEREST" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including but not limited to all joint accounts, partnerships, and trusts.

"COMPLIANCE OFFICER" shall be the person designated from time to time by the Investment Committee. As used in the Code, Compliance Officer also includes any persons who perform or assist in the performance of the Compliance Officer's duties provided such persons are acting under the supervision of the Compliance Officer. To the extent not addressed by the Operations Manager, the designated Compliance Officer's compliance with the Code as an Access Person shall at all times be reviewed by a person other than the designated Compliance Officer, such person to be designated from time to time by the Investment Committee.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that company.

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 13

"LEND LEASE ROSEN" means Lend Lease Rosen Real Estate Securities LLC.

"FUND" means an investment company or private investment portfolios (such as The Value Fund, L.P. and The Total Return Fund, L.L.C.) for which Lend Lease Rosen serves as an adviser or subadviser.

"IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

     child                     grandparent                son-in-law
     stepchild                 spouse                     daughter-in-law
     grandchild                sibling                    brother-in-law
     parent                    mother-in-law              sister-in-law
     stepparent                father-in-law

     Immediate Family includes adoptive relationships.

"INITIAL PUBLIC OFFERING" or "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"MATERIAL INVESTIGATION" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.

"OPERATIONS MANAGER" shall be such person, other than the person designated as Compliance Officer, as may be designated from time to time by the Investment Committee.

"PORTFOLIO MANAGER" means the person with principal day-to-day responsibility for managing the portfolio of an Advisory Client.

"REAL ESTATE SECURITIES" means interests, debt or equity in publicly traded real estate investment trusts ("REITs") or real estate related operating companies.

 "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

"SECURITIES TRANSACTION" means a purchase or sale of a Security.

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 14

                                   APPENDIX 2

                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                           QUARTERLY INVESTMENT REPORT

               FOR THE CALENDAR QUARTER ENDED ___________________

This report is to be returned to the Compliance Officer no later than _________.

By signing below you guarantee the following:

     o You have no other accounts than those you have reported and for which you have authorized duplicate confirms and statements.

     o You have acquired no real estate stocks during the previous quarter. (If there has been acquisition of such stock, please submit a detailed list of the acquisitions.)

     o The broker information that you have submitted to Lend Lease Rosen Real Estate Securities LLC is true and correct.

Signed: ______________________________________


Employee Name (Please Print)____________________________________


Date:________________________________________

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 15

                                   APPENDIX 3

                        PERSONAL SECURITIES HOLDING FORM

Please complete this Form and return it to the Compliance Officer.

The following is a list of all the Securities (as defined in Section II) that are held in Accounts which an Access Person or the Immediate Family of an Access Person has a Beneficial Interest or direct or indirect power to make investment decisions. An endorsed copy of a recent statement may be provided.

SECURITY                   # SHARES                  BROKER / ACCOUNT #
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------
-----------------------    ----------------------    ---------------------------

Certified by: ___________________________________
Date:         ______________

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 16

                                   APPENDIX 4
                                   ----------

                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

                          BROKERAGE ACCOUNT INFORMATION
                          -----------------------------

--------------------------------------------------------------------------------

Please complete this questionnaire and return to the Compliance Officer.

( )  I do not have a brokerage account at any broker/dealer.

( ) The following is a list of all the brokerage accounts that are maintained for me or in which I have a *beneficial ownership.

BROKER/DEALER NAME              ADDRESS                           ACCOUNT NO.
------------------              -------                           -----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Employee's Name (Print) _______________________________

Employee's Signature __________________________________

Date: _________________________________________________

*Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 17


                                   APPENDIX 5
                                   ----------

TO:    ________________________, Chief Investment Officer

FROM:

DATE:

RE: TRADE AUTHORIZATION REQUEST FORM (PRE-CLEARANCE OF EMPLOYEE SECURITY TRANSACTION)

--------------------------------------------------------------------------------

Below is a security transaction in which I would like to engage:

Transaction Date:
                  -------------------------------------

Name of Security:
                  -------------------------------------

Check as appropriate:  Purchase               Public
                                -----------           -----------
                       Sale                   Private
                                -----------           -----------

Number of shares I plan to purchase or sell:
                                             ---------------------

Price per share:
                 ---------------------------------

For Access Persons (defined in the Code of Ethics) explain why the transaction detailed herein is not being purchased for the benefit of funds for which Lend Lease Rosen acts as investment advisor:

o    Market cap is too small
o    PE ratio/valuation is too high
o    Not a strategic block opportunity
o    Other
           ---------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

Oral Preclearance:
                   -----------------------------      --------------------------
                   NAME                               DATE
Approval:
                   -----------------------------      --------------------------
                   SIGNATURE                          DATE

Compliance Officer:
                    ----------------------------
(see the following page for instructions)

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 18

                                   APPENDIX 5
                                   ----------

Obtain oral pre-clearance as follows:

     Compliance Officer, or in his absence,
          Operations Manager

Obtain written approval as follows:

     Compliance Officer, or in his absence
          Operations Manager

     NOTE:Compliance Officer must obtain oral pre-clearance and written approval ---- from Operations Manager

Written approval must be obtained within two (2) business days of receiving oral pre-clearance.

Transaction must be completed within five (5) business days of receiving written approval.

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 19

                                   APPENDIX 6
                                   ----------

                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

                            COMPLIANCE CERTIFICATION

I have received a copy of the Lend Lease Rosen's Code of Ethics and will retain a copy. I have read it and I understand it. As a condition of employment, I accept the Policy and I agree to follow the procedures outlined. I have complied with the personal investment prior approval and reporting requirements as set forth in the Code. I authorize Lend Lease Rosen to furnish the information contained in any report of securities transactions filed by me to such federal and state agencies as may be required by law or applicable rules and regulations. However, except for these federal and state requirements the information contained in such reports shall be treated as confidential and disclosed to no one outside of Lend Lease Rosen without my consent, except as otherwise permitted under the Code.


------------------------------------------------------
NAME

------------------------------------------------------
SIGNATURE

------------------------------------------------------
DATE


(To be signed and returned to the Compliance Officer)

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                    January 2001
                                                                         Page 20

                                   APPENDIX 7
                                   ----------

                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

                             ANNUAL ACKNOWLEDGEMENT

I have received a copy of the Lend Lease Rosen Code of Ethics. I have read it and I understand it and will comply with such policy as outlined.


------------------------------------------------------
NAME

------------------------------------------------------
SIGNATURE

------------------------------------------------------
DATE


(To be signed and returned to the Compliance Officer)

                                     LEND LEASE ROSEN REAL ESTATE SECURITIES LLC